UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Avanos Medical, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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AVANOS

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS, 2019 PROXY STATEMENT, AND 2018 ANNUAL REPORT ON FORM 10-K

March 15, 2019

Joseph F. Woody
Chief Executive Officer

It is our pleasure to invite you to the Annual Meeting of Stockholders of Avanos Medical, Inc. (the “Company”). The meeting will be held on Thursday, April 25, 2019, at 9:00 a.m. Eastern time at the Company’s headquarters located at 5405 Windward Parkway, Alpharetta, Georgia 30004.

At the Annual Meeting, stockholders will be asked to elect three directors for a three-year term, ratify the selection of the Company’s independent auditors, approve the compensation for our named executive officers, and approve an Employee Stock Purchase Plan. These matters are fully described in the accompanying Notice of Annual Meeting and proxy statement.

Your vote is important. Regardless of whether you plan to attend the meeting, we urge you to vote your shares as soon as possible. You may vote using the included proxy card by completing, signing, and dating it, then returning it by mail. You may also vote your shares by using the telephone or internet by following the instructions set forth on the proxy card. Additional information about voting your shares is included in the proxy statement.

Sincerely,

Joseph F. Woody
Chief Executive Officer

NOTICE OF
ANNUAL MEETING OF
STOCKHOLDERS

TO BE HELD APRIL 25, 2019

5405 Windward Parkway, Alpharetta, Georgia 30004

Thursday, April 25, 2019

9:00 a.m. Eastern time

Important Notice Regarding Availability of Proxy Materials for the Stockholders Meeting to be held on April 25, 2019

The Annual Meeting of Stockholders of Avanos Medical, Inc. (the “Company”) will be held at the Company’s headquarters, which is located at 5405 Windward Parkway, Alpharetta, Georgia 30004, on Thursday, April 25, 2019, at 9:00 a.m. Eastern time for the following purposes:

1

To elect as directors the three nominees named in the accompanying proxy statement for a three-year term;

2

To ratify the selection of Deloitte & Touche LLP as our independent auditors for 2019;

3

To approve a non-binding resolution to approve the compensation of our named executive officers;

4 To approve the Avanos Medical, Inc. Employee Stock Purchase Plan; and 5 To take action upon any other business that may properly come before the meeting or any adjournments of the meeting.

Stockholders of record at the close of business on March 1, 2019, are entitled to notice of and to vote at the meeting or any adjournments.

It is important that your shares be represented at the meeting. I urge you to vote promptly by using the telephone or internet or by signing, dating, and returning the enclosed proxy card.

To attend in person, please register by following the instructions on page 3. If you plan to attend the meeting, we ask that you nevertheless vote promptly by using the telephone or internet or by signing, dating, and returning the enclosed proxy card. You may revoke your proxy and vote your shares in person if you would like to do so.

March 15, 2019	By Order of the Board of Directors.

Ross Mansbach
Vice President—
Deputy General Counsel and Corporate Secretary

ON-Q
PAIN RELIEF SYSTEM

24FR
20CM

CORTRAK 2

GAME READY

2019 PROXY STATEMENT

TABLE OF CONTENTS

Information About Our Annual Meeting	1	How We Provide Proxy Materials
	1	Who May Vote
	1	How to Vote
	2	Effect of Not Instructing Your Broker
	2	How Withhold Votes and Abstentions will be Counted
	2	How to Revoke or Change Your Vote
	3	Votes Required
	3	Attending the Annual Meeting
	3	Costs of Solicitation

Corporate Governance	4	Board Leadership Structure
	5	Director Independence
	5	Board Meetings
	5	Board Committees
	9	Communicating with Directors
	9	Other Corporate Governance Policies and Practices

Proposal 1 Election of Directors	11	Election of Directors
	11	Process and Criteria for Nominating Directors
	13	Committee Review of Attributes of Current Directors
	13	Diversity of Directors
	13	The Nominees
	15	Directors Continuing in Office
	17	Director Compensation
	18	2018 Outside Director Compensation

Proposal 2 Ratification of Auditors	19	Ratification of Auditors
	20	Principal Accounting Firm Fees
	20	Audit Committee Approval of Audit and Non-Audit Services
	21	Audit Committee Report

Proposal 3 Advisory Vote to Approve Named Executive Officer Compensation	22	Advisory Vote to Approve Named Executive Officer Compensation

2019 Proxy Statement

Compensation Discussion and Analysis	23	Compensation Executive Summary
	25	Executive Compensation Objectives and Policies
	26	Executive Compensation Design Philosophy and Guiding Principles
	27	Components of Our Executive Compensation Program
	27	Setting Annual Compensation
	29	Executive Compensation for 2018
	34	Benefits and Other Compensation
	35	Executive Compensation for 2019
	35	Additional Information About Our Compensation Practices
	37	Compensation Committee Report
	38	Analysis of Compensation-Related Risks

Compensation Tables	39	Summary Compensation Table
	41	Grants of Plan-Based Awards Table
	42	Discussion of Summary Compensation and Plan-Based Awards Tables
	42	Outstanding Equity Awards
	44	Option Exercises and Stock Vested
	44	Pension Benefits
	44	Nonqualified Deferred Compensation
	45	Potential Payments on Termination or Change of Control
	50	Ratio of CEO Compensation to Median Employee Compensation

Proposal 4 Approval of Employee Stock Participation Plan	51	Approval of Employee Stock Participation Plan
	51	Summary of Material Terms of the ESPP
	53	Certain Federal Income Tax Effects
	54	New Plan Benefits

	55	Security Ownership Information
	56	Section 16(a) Beneficial Ownership Reporting Compliance
Other Information	57	Transactions with Related Persons
	57	Stockholders Sharing the Same Household
	58	2019 Stockholder Proposals
	58	Stockholder Nominations for Board of Directors
	59	Annual Meeting Advance Notice Requirements
	59	Annual Report

Other Matters to be Presented at the Meeting	60	Other Matters to be Presented at the Meeting

Appendix A	61	Reconcilications of Non-GAAP Financial Measures

Appendix B	64	Avanos Medical, Inc. Employee Stock Purchase Plan

2019 Proxy Statement

INFORMATION ABOUT OUR ANNUAL MEETING	MARCH 15, 2019 Avanos Medical, Inc. 5405 Windward Parkway Alpharetta, GA 30004 678-425-9273

On behalf of the Board of Directors of Avanos Medical, Inc. (the “Company”), we are soliciting your proxy for use at the 2019 Annual Meeting of Stockholders, to be held on April 25, 2019, at 9:00 a.m. Eastern time at the Company’s headquarters located at 5405 Windward Parkway, Alpharetta, Georgia 30004.

At the Annual Meeting, stockholders will vote on the following matters:

1	The election of the three nominees named in this proxy statement as directors for a three-year term;	4	The Avanos Medical, Inc. Employee Stock Purchase Plan; and

2	The ratification of the selection of Deloitte & Touche LLP as our independent auditors for 2019;	5	Any other business that may properly come before the meeting or any adjournments of the meeting.

3	A non-binding resolution to approve the compensation of our named executive officers;

Our Board of Directors recommends that you vote your shares FOR each of proposals one through three.

HOW WE PROVIDE PROXY MATERIALS

We began providing our proxy statement and form of proxy to stockholders on March 15, 2019.

As Securities and Exchange Commission (“SEC”) rules permit, we are making our proxy statement and our annual report available to many of our stockholders via the internet rather than by mail. This reduces printing and delivery costs and supports our sustainability efforts. You may have received in the mail a “Notice of Electronic Availability” explaining how to access this proxy statement and our annual report on the internet and how to vote online. If you received this Notice but would like to receive a paper copy of the proxy materials, you should follow the instructions contained in the Notice for requesting these materials.

WHO MAY VOTE

If you were a stockholder of record at the close of business on the record date of March 1, 2019, you are eligible to vote at the meeting. Each share of our common stock that you own entitles you to one vote. Shares may not be voted cumulatively.

As of the record date, 47,453,247 shares of common stock were outstanding.

If your shares are held by a bank or brokerage firm, you are considered the “beneficial owner” of the shares held in “street name.” If your shares are held in street name, your bank or brokerage firm (the record holder of your shares) forwarded to you these proxy materials, along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “routine” items, but it will not be permitted to vote your shares with respect to “non-routine” items. In the case of non-routine items, your shares will be considered “broker non-votes” on those proposals.

HOW TO VOTE

If you are the record holder of shares of our common stock as of the record date, you may vote by using the telephone

2019 Proxy Statement      1

or internet, by completing and returning the enclosed proxy card by mail, or by voting in person at the meeting. To vote by telephone or internet, see the instructions on the proxy card and have the proxy card available when you place your telephone call or access the internet website. To vote your proxy by mail, or by voting in person at the meeting, mark your vote on the proxy card, then follow the instructions on the card to return it by mail.

If your shares are held in street name, please follow the instructions on the voting instruction card to vote your shares.

If you are the record holder of your shares and you attend the meeting, you may deliver your completed proxy card in person. Additionally, we will distribute written ballots to registered stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a power of attorney or proxy from their record holder to do so.

If you return a completed and properly signed proxy card prior to the meeting, or if you vote by telephone or the internet prior to the meeting, the persons named as proxies on the proxy card will vote your shares according to your directions. The voting results will be certified by independent Inspectors of Election.

If you are a stockholder of record and you sign and return your proxy card, or if you vote by using the telephone or internet, but you do not specify how you want to vote your shares, the persons named as proxies on the proxy card will vote your shares as follows:

•	FOR the election of directors named in this proxy statement;
•	FOR ratification of the selection of our independent auditors; and
•	FOR approval of the compensation of our named executive officers.

If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies on the proxy card will vote as recommended by the Board of Directors or, if no recommendation is given, in their discretion.

EFFECT OF NOT INSTRUCTING YOUR BROKER

Routine Matters. If your shares are held in street name and you do not instruct the broker on how to vote your shares, your broker may choose to leave your shares unvoted or to vote your shares on routine matters. “Proposal 2 — Ratification of Auditors” is the only routine matter on the agenda at this year’s Annual Meeting.

Non-Routine Matters. Without instructions from you on how to vote your shares, your broker cannot vote your shares on non-routine matters, including Proposals 1 and 3, resulting in what are known as “broker non-votes.” Broker non-votes will not be considered present or entitled to vote on non-routine matters and will also not be counted for the purpose of determining the number of votes cast on these proposals. Broker non-votes will not affect the outcome of any proposals considered at the Annual Meeting.

HOW WITHHOLD VOTES AND ABSTENTIONS WILL BE COUNTED

Election of Directors. “Withhold” votes for the election of directors will have no impact on the outcome of the vote. They will not be counted for the purpose of determining the number of votes cast or as votes “for” or “against” a nominee.

Other Proposals. Abstentions will be counted:

•	in determining the total number of shares entitled to vote on a proposal, and
•	as votes against a proposal

HOW TO REVOKE OR CHANGE YOUR VOTE

If you are a stockholder of record, there are several ways to revoke or change your vote:

•	Mail a revised proxy card with a later date or a written notice of revocation with a later date to the Corporate Secretary of the Company (the revised proxy card or notice of revocation must be received by close of business on April 24, 2019). Use the following address: Avanos Medical, Inc., Attn: Corporate Secretary, 5405 Windward Parkway, Suite 100 South, Alpharetta, GA 30004.
•	Use the telephone voting procedures or internet voting website (the revocation or change must be completed by 11:59 p.m. Eastern time on April 24, 2019).
•	Attend the meeting and vote in person. Please note that attendance at the meeting will not revoke a proxy if you do not actually vote at the meeting.

If you hold your shares in street name, the above options for changing your vote or revoking your instructions do not apply and you must follow the instructions received from your bank or broker to change your vote or revoke your proxy.

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VOTES REQUIRED

There must be a quorum to conduct business at the Annual Meeting, which is established by having a majority of the outstanding shares of our common stock present in person or represented by proxy. If you vote, your shares will be included in the number of shares to establish the quorum. Abstentions (or “Withhold” votes for the elections of directors) or proxy cards returned without voting instructions and broker non-votes will be counted as present for the purpose of determining whether the quorum requirement is satisfied.

Election of Directors. The Company has a “plurality-plus” voting policy for directors in uncontested elections. Under our “plurality-plus” voting policy, if any nominee for director receives a greater number of votes “withheld” than votes “for” such nominee in an uncontested election, he or she will promptly tender his or her resignation. The Governance Committee, without the participation of the director who tendered his or her resignation, will then take action to accept or reject the director’s resignation and submit its recommendation to the full Board of Directors. The full Board of Directors, without the participation of the director who tendered his or her resignation, will accept or reject the resignation within 90 days of the certification of the election results and, if it chooses not to accept the resignation, will promptly disclose its decision in a Form 8-K or similar filing with the SEC. Further details about our “plurality plus” policy are included in our Corporate Governance Policies, which are available in the Investors’ section of our website at www.avanos.com.

Other Proposals or Matters. Approval requires the affirmative vote of a majority of shares that are present at the Annual Meeting in person or by proxy and entitled to vote on the proposal.

If you are a stockholder of record and you do not sign and return a proxy card or vote by telephone or the internet, your shares will not count toward the quorum requirement and will not affect the outcome of any proposal at the Annual Meeting.

ATTENDING THE ANNUAL MEETING

If you are a stockholder of record, you or your duly appointed representative may attend the Annual Meeting in person. Returning your proxy card will not affect your right to attend the Annual Meeting and to vote in person. If you do plan to attend, we ask that you inform us electronically, by telephone, or by checking the appropriate box on your proxy form. This will assist us with meeting preparations and help to expedite your admittance.

If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds your shares to provide you with written proof of your share ownership as of the record date. This will enable you to gain admission to the meeting.

If you need directions to the meeting, please contact Stockholder Services by telephone at 678-425-9273 or by e-mail at stockholder.services@avanos.com. Please bring a driver’s license or other photo-identification with you to the meeting to facilitate admission to the meeting.

COSTS OF SOLICITATION

The Company will bear all costs of this proxy solicitation, including the cost of preparing, printing and delivering materials, and the out-of-pocket expenses of brokers, fiduciaries and other nominees who forward proxy materials to stockholders. In addition to mail and electronic means, our employees may solicit proxies by telephone or otherwise. Our employees will not receive additional compensation for such solicitations. We have retained D. F. King & Co., Inc., to aid in the solicitation at a cost of approximately $10,500 plus reimbursement of out-of-pocket expenses.

2019 Proxy Statement      3

CORPORATE
GOVERNANCE

Our governance structure and processes are based on a number of important governance documents including our Code of Conduct, Certificate of Incorporation, Corporate Bylaws, Corporate Governance Policies and our Board Committee Charters. These documents, which are available in the Investor’s section of our website at www.avanos.com, guide the Board and our management in the execution of their responsibilities.

The Company believes that there is a direct connection between good corporate governance and long-term, sustained business success, and we believe it is important to uphold sound governance practices. As such, the Board reviews its governance practices and documents on an ongoing basis, and it considers changing regulatory requirements, governance trends, and issues raised by our stockholders. After careful evaluation, we may periodically make governance changes in view of these matters to maintain current good governance practices and promote stockholder value.

We believe we are in compliance with all applicable corporate governance requirements of the New York Stock Exchange (“NYSE”), the SEC, the Sarbanes-Oxley Act of 2002 and the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 that have become effective as of the date of this proxy statement.

BOARD LEADERSHIP STRUCTURE

Ronald Dollens has served as the Chairman of the Board (“Chairman”) since September 1, 2017. Under current circumstances, it is the Board’s view that separate Chairman and CEO roles promotes candid discourse and responsible corporate governance. The Board retains the discretion to combine the Chairman and CEO roles, and appoint an independent Lead Director, at any time if it deems that to be in the best interest of our Company and stockholders.

Consistent with this leadership structure, at least once a quarter our Chairman, who is an independent director, chairs executive sessions of our non-management directors. Members of the Company’s senior management team do not attend these sessions.

Ronald Dollens serves as our independent Chairman. Our Corporate Governance Policies outline the significant roles and responsibilities of the Chairman, which include:

•	Presiding over meetings of the Board and stockholders and providing perspective to the CEO regarding discussions at these meetings
•	Chairing executive sessions at which non-management directors meet outside management’s presence, and providing feedback from such sessions to the CEO
•	Serving as the Chair of the Executive Committee
•	Coordinating the activities of the independent directors and serving as a liaison between the independent directors, as a group, and the CEO
•	Approving agendas and schedules for Board meetings
•	Reviewing, approving, and revising materials for distribution to the Board, in connection with Board meetings or otherwise, as appropriate
•	Leading (with the Chairman of the Governance Committee) the annual Board evaluation
•	Leading (with the Chairman of the Compensation Committee) the Board’s review and discussion of the CEO’s performance and compensation
•	Providing feedback to individual directors following their periodic evaluations
•	Acting as a direct conduit to the Board for stockholders, employees, and others according to the Board’s policies
•	Assuming such other responsibilities that the Board may designate from time to time

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DIRECTOR INDEPENDENCE

We believe our independent board helps ensure good corporate governance and strong internal controls.

Our Corporate Governance Policies, as adopted by the Board, provide independence standards consistent with the rules and regulations of the SEC and the listing standards of the NYSE. Our independence standards can be found in Section 17 of our Corporate Governance Policies.

The Governance Committee of the Board has determined that all directors and nominees, except for Joseph F. Woody, are independent directors and meet the independence standards in our Corporate Governance Policies.

BOARD MEETINGS

The Board of Directors met 10 times in 2018. All of the directors attended in excess of 75 percent of the total number of meetings of the Board and the committees on which they served.

Although we do not have a formal policy with respect to director attendance at annual meetings, all directors attended the 2018 Annual Meeting, and we expect that all directors, including those standing for election, will be in attendance at the Annual Meeting on April 25, 2019.

BOARD COMMITTEES

In 2018, the standing committees of the Board included the Audit Committee, Compensation Committee, Compliance Committee, Governance Committee, and Executive Committee. In compliance with applicable NYSE corporate governance listing standards, the Board has adopted charters for all Committees except the Executive Committee.

Our Committee charters are available in the Investors section of our website at www.avanos.com.

As set forth in our Corporate Governance Policies, and in the charter of each individual Committee, the Board’s Committees all have the authority to retain independent advisors and consultants, with all costs paid by the Company.

Audit Committee

Chairman: Heidi Kunz Other members: Gary Blackford and Patrick O’Leary

The Board has determined that all Audit Committee members are “audit committee financial experts” under SEC rules and regulations, satisfy the NYSE’s financial literacy requirements, and qualify as independent directors under our Corporate Governance Policies.

No member of the Audit Committee serves on the audit committees of more than three public companies. Under our Audit Committee charter and NYSE corporate governance listing standards, if a member were to serve on more than three such committees, the Board would then determine whether this situation impairs the member’s ability to serve effectively on our Audit Committee, and we would post information about this determination on the Investors section of our website at www.avanos.com.

The Committee met 5 times in 2018, including once in joint session with the Compliance Committee.

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The Committee’s principal functions, as specified in its charter, include:

•	Overseeing:
•	the quality and integrity of our financial statements
•	our compliance programs in coordination with our Compliance Committee
•	our hedging strategies and policies
•	the independence, qualification, and performance of our independent auditors
•	the performance of our internal auditors
•	Selecting and engaging our independent auditors, subject to stockholder ratification
•	Pre-approving all audit and non-audit services that our independent auditors provide
•	Reviewing the scope of audits and audit findings, including any comments or recommendations of our independent auditors
•	Establishing policies for our internal audit programs
•	Overseeing our risk management program and receiving periodic reports from management on risk assessments, the risk management process, and issues related to the risks of managing our business

For additional information about the Audit Committee’s oversight activities with respect to our 2018 financial statements, see “Proposal 2. Ratification of Auditors — Audit Committee Report.”

Compensation Committee

Chairman: Julie Shimer Other members: John Byrnes, William Hawkins, and Maria Sainz.

Each member of this Committee is an independent director. The Committee met 6 times in 2018.

The Committee’s principal functions, as specified in its charter, include:

•	Establishing and administering the policies governing annual compensation and long-term compensation, including stock option awards, restricted stock awards, and restricted share unit awards, such that the policies are designed to align compensation with our overall business strategy and performance
•	Setting, after an evaluation of his overall performance, the compensation level of the CEO
•	Determining, in consultation with the CEO, compensation levels and performance targets for our executive officers
•	Setting annual targets and certifying awards for corporate performance under our corporate incentive compensation plans
•	Advising the Board on outside director compensation
•	Overseeing:
•	leadership development for senior management and future senior management candidates
•	a periodic review of our long-term and emergency succession planning for the CEO and other key officer positions, in conjunction with our Board
•	key organizational effectiveness and engagement policies
•	Annually reviewing our compensation policies and practices for the purpose of mitigating risks arising from these policies and practices that could reasonably have a material adverse effect on the Company

Roles of the Committee and the CEO in Compensation Decisions

Each year, the Committee reviews and approves the compensation of our named executive officers, including our CEO, and, as of 2018, certain other non-executive officers who report directly to the CEO, the chief technology officer (who reports to the CFO), and the general managers of the Company’s business units (who report to the President – Global Franchises) (collectively, “Covered Officers”). The Committee’s charter does not permit the Committee to delegate to anyone the authority to establish any compensation policies or programs for the executive officers. With respect to officers other than the executive officers and the Covered Officers, our CEO has the authority to establish compensation programs and, subject to certain limits, to approve equity grants. However, only the Committee may make equity grants to our executive officers.

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Our CEO makes a recommendation to the Committee each year on the appropriate target annual compensation for each of the other executive officers and Covered Officers. The Committee makes the final determination of the target annual compensation for each executive officer, including our CEO, as well as for the other Covered Officers. While our CEO and Chief Human Resources Officer typically each attend Committee meetings, none of the other executive officers is present during the portion of the Committee meetings when compensation for executive officers is set. In addition, neither our CEO nor our Chief Human Resources Officer is present during the portion of the Committee meetings when their compensation is set.

For additional information on the Committee’s processes and procedures for determining executive compensation, and for a detailed discussion of our compensation policies, see “Compensation Discussion and Analysis.”

Use of Compensation Consultants

The Committee’s charter authorizes the Committee to retain advisors, including compensation consultants, to assist it in its work. The Committee believes that compensation consultants can provide important market information and perspectives that can help it determine compensation programs that best meet the objectives of our compensation policies. In selecting a consultant, the Committee evaluates the independence of the firm as a whole and of the individual advisors who will be working with the Committee.

The Committee retains an independent executive compensation consultant who, according to the Committee’s written policy, provides services solely to the Committee and not to the Company. The Committee’s consultant has no other business relationship with the Company and receives no payments from the Company other than fees for services to the Committee. The consultant reports directly to the Committee, and the Committee may replace the consultant or hire additional consultants at any time. The Committee has selected Meridian Compensation Partners, LLC (“Meridian”) as its independent consultant.

In 2018, the scope of activities for the Committee’s independent compensation consultant included:

•	Conducting a review of the executive compensation peer group
•	Benchmarking the compensation of the covered officers
•	Reviewing and commenting on the Company’s executive compensation programs
•	Conducting a risk assessment of the Company’s executive compensation programs
•	Attending Committee meetings
•	Periodically consulting with the Chairman of the Committee

Committee Assessment of Consultant Conflicts of Interest

The Committee has reviewed whether the work provided by Meridian raises any conflict of interest. Factors considered by the Committee include: (1) whether other services are provided to the Company by the consultant; (2) what percentage of the consultant’s total revenue is made up of fees from the Company; (3) policies or procedures of the consultant that are designed to prevent a conflict of interest; (4) any business or personal relationships between individual consultants involved in the engagement and Committee members; (5) any shares of the Company stock owned by individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Based on its review, the Committee does not believe that the compensation consultants that performed services to the Committee in 2018 have a conflict of interest with respect to the work performed for the Committee.

Committee Report

The Committee has reviewed the “Compensation Discussion and Analysis” section of this proxy statement and has recommended that it be included in this proxy statement. The Committee’s report is located at “Compensation Discussion and Analysis — Compensation Committee Report.”

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Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2018 were Dr. Shimer, Messrs. Byrnes and Hawkins, and Ms. Sainz. None of the members of the Compensation Committee was, during 2018, a current or former officer or employee of the Company. Also, none of the members of the Compensation Committee had any relationship with the Company in 2018 requiring disclosure under Item 404 of Regulation S-K. For information about the Company’s policies on transactions with related parties, see “Transactions with Related Parties” later in this proxy statement. During 2018, none of our executive officers served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Compliance Committee

Chairman: William Hawkins Other Members: John Byrnes, Maria Sainz, and Julie Shimer

Each member of this Committee is an independent director. The Committee met 5 times in 2018, including once in joint session with the Audit Committee.

The Committee’s principal functions, as specified in its charter, include the following:

•	Overseeing the Company’s compliance program in the areas of Code of Conduct, Conflicts of Interest, Consumer Protection, Ethics, Environment, Government Relations, Health and Safety, Customs and Export Controls, False Claims, Foreign Corrupt Practices Act and similar anti-bribery laws, Fraud and Abuse Laws including Anti-Kickback, Intellectual Property, International Distributors, Labor & Employment, Physical Security, Quality, Recalls, Regulatory, including FDA, Safety, Sunshine Act, and Transportation
•	Overseeing the Company’s sustainability, corporate social responsibility, and corporate citizenship matters
•	Monitoring the Company’s efforts to implement programs, policies, and procedures relating to compliance matters
•	Overseeing the investigation of any significant instances of noncompliance with laws or the Company’s compliance program, policies, or procedures, other than any instances involving financial noncompliance
•	Reviewing the Company’s compliance risk assessment plan
•	Identifying and investigating emerging compliance issues and trends which may affect the Company

Governance Committee

Chairman: Gary D. Blackford Other Members: Heidi Kunz and Patrick O’Leary

Each member of this Committee is an independent director. The Committee met 5 times in 2018.

The Committee’s principal functions, as specified in its charter, include the following:

•	Overseeing the screening and recruitment of prospective Board members and making recommendations to the Board of Directors regarding specific director nominees, as well as overseeing the process for Board nominations
•	Overseeing corporate governance matters, including developing and recommending to the Board changes to our Corporate Governance Policies
•	Advising the Board on:
•	Board organization, membership, function, and performance
•	committee structure and membership
•	policies and positions regarding significant stockholder relations issues
•	Reviewing director independence standards and making recommendations to the Board with respect to the determination of director independence

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•	Monitoring and recommending improvements to the Board’s practices and procedures
•	Reviewing stockholder proposals and considering how to respond to them

The Committee, in accordance with its charter and our Certificate of Incorporation, has established criteria and processes for director nominations, including those proposed by stockholders. Those criteria and processes are described in “Proposal 1. Election of Directors — Process and Criteria for Nominating Directors” and “Other Information — Stockholder Nominations for Board of Directors.”

Executive Committee

Chairman: Ron Dollens (Chairman of the Board) Other Members: Heidi Kunz, William Hawkins, Julie Shimer, and Joseph Woody

The Committee did not meet in 2018.

The Committee’s principal function is to exercise, when necessary between Board meetings, the Board’s powers to direct our business and affairs. Accordingly, the Committee has no regularly scheduled meetings and it is expected that, each year, the Committee will meet infrequently or not at all.

COMMUNICATING WITH DIRECTORS

The Board has established processes by which stockholders and other interested parties may communicate with the Board, as well as with the Audit Committee and Compliance Committee. Those processes can be found in the Investors section of our website at www.avanos.com.

OTHER CORPORATE GOVERNANCE POLICIES AND PRACTICES

Corporate Governance Policies. The Board has adopted Corporate Governance Policies. These policies guide the Company and the Board on matters of corporate governance, including: director responsibilities, Board committees and their charters, director independence, director compensation and performance assessments, director orientation and education, director access to management, Board access to outside financial, business, and legal advisors, and management development and succession planning. To see these policies, go to the Investors section of our website at www.avanos.com.

Code of Conduct. The Company has a Code of Conduct that applies to all of our directors, executive officers and employees, including our CEO, Chief Financial Officer, and Vice President and Controller. It is available in the Investors section of our website at www.avanos.com. Any amendments to or waivers of our Code of Conduct applicable to our CEO, Chief Financial Officer, or Vice President and Controller will also be posted at that location.

Board and Management Roles in Risk Oversight. The Board is responsible for providing risk oversight with respect to our operations. In connection with this oversight, the Board particularly focuses on our strategic and operational risks, as well as related risk mitigation. In addition, the Board reviews and oversees management’s response to key risks facing the Company.

The Board’s committees review particular risk areas to assist the Board in its overall risk oversight of the Company:

•	The Audit Committee monitors risks relating to such matters as our internal controls, financial statement integrity and fraud risks, and related risk mitigation. In connection with this oversight, the Audit Committee receives regular reports from management on risk assessments, the risk management process, and issues related to the risks of managing our business. The Audit Committee also receives an annual enterprise risk management update, which discusses our key financial, strategic, operational and compliance risks.
•	The Compensation Committee reviews the risk profile of our compensation policies and practices. This process includes a review of an assessment of our compensation programs, as described in “Compensation Discussion and Analysis — Analysis of Compensation-Related Risks.”

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•	The Compliance Committee monitors risks relating to certain compliance matters, such as those described in the section “Compliance Committee,” and recommends appropriate actions in response to those risks.
•	The Governance Committee monitors risks relating to governance matters and recommends appropriate actions in response to those risks.

Complementing the Board’s overall risk oversight, our senior executive team identifies and monitors key enterprise-wide and business unit risks, providing the basis for the Board’s risk review and oversight process. Our senior management team is supported by management members from business units and from our finance, treasury, information technology, global risk management, compliance, internal audit, and legal functions. Management identifies significant risks for review and updates our policies for risk management in areas such as hedging, foreign currency, and country risks, product liability, property and casualty risks, and supplier and customer risks. The Board believes the allocation of risk management responsibilities described above supplements the Board’s leadership structure by allocating risk areas to an appropriate committee for oversight, allows for an orderly escalation of issues as necessary, and helps the Board satisfy its risk oversight responsibilities.

Whistleblower Procedures. The Audit Committee has established procedures for receiving, recording and addressing any complaints we receive regarding accounting, internal accounting controls, or auditing matters, and for the confidential and anonymous submission, by our employees or others, of any concerns about our accounting or auditing practices. The Compliance Committee has adopted similar procedures for receiving, recording, and addressing any complaints we receive regarding compliance matters other than those addressed by the Audit Committee. The Audit Committee’s and Compliance Committee’s procedures are available in the Investor’s section of our website at www.avanos.com. We also maintain a toll-free Code of Conduct telephone line and a website, each allowing our employees and others to voice their concerns anonymously.

Management Succession Planning. In conjunction with the Board, the Compensation Committee is responsible for periodically reviewing the long-term management development plans and succession plans for the CEO and other key officers, as well as the emergency succession plan for the CEO and other key officers if any of these officers unexpectedly becomes unable to perform his or her duties.

Disclosure Committee. We have established a Disclosure Committee to assist in fulfilling our obligations to maintain disclosure controls and procedures and to coordinate and oversee the process of preparing our periodic securities filings with the SEC. This committee is composed of members of management and is chaired by our Vice President and Controller.

No Executive Loans. We do not extend loans to our executive officers or directors and therefore do not have any such loans outstanding.

Charitable Contributions. The Governance Committee has adopted guidelines for the review and approval of charitable contributions by the Company to organizations or entities with which a director or an executive officer may be affiliated. We will disclose in the Investors section of our website at www.avanos.com any contributions made by us to a tax-exempt organization under the following circumstances:

•	An independent director serves as an executive officer of the tax-exempt organization; and
•	If within the preceding three years, contributions in any single year from the Company to the organization exceeded the greater of $1 million or 2 percent of the tax-exempt organization’s consolidated gross revenues.

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PROPOSAL 1.

ELECTION OF DIRECTORS

Our Board is divided into three classes, as required by our Certificate of Incorporation, with one class of directors elected each year for a three-year term. As of the date of this proxy statement, the Board consists of nine directors. Three of the directors have terms that expire at this year’s Annual Meeting (Class of 2019), three have terms that expire at next year’s Annual Meeting (Class of 2020), and three have terms that expire at the 2021 Annual Meeting (Class of 2021).

The three nominees standing for election at the Annual Meeting are being nominated to serve for a term to expire at the 2022 Annual Meeting of Stockholders (Class of 2022), and until their successors have been duly elected and qualified. All nominees have advised us that they will serve if elected; however, should any nominee become unable to serve, the Board may reduce the number of directors to be elected or select a substitute nominee. If the Board selects a substitute nominee, the shares represented by valid proxies will be voted for the substitute nominee, other than shares voted “Withhold” with respect to the original nominee.

Given the independent status of the nominees, if all nominees are elected at the Annual Meeting, eight of the nine directors on our Board will be independent directors.

PROCESS AND CRITERIA FOR NOMINATING DIRECTORS

The Board is responsible for approving candidates for Board membership. The Board has delegated the screening and recruitment process to the Governance Committee, in consultation with the Chairman and CEO. The Committee therefore recommends to the Board any new appointments and nominees for election as directors at our annual meeting of stockholders. It also recommends nominees to fill any vacancies. As provided in our Certificate of Incorporation, the Board may elect a new director when a vacancy occurs between annual meetings of stockholders.

The Committee may receive recommendations for Board candidates from various sources, including our directors, management, and stockholders. Stockholders may submit recommendations for Board candidates to the Chairman of the Governance Committee at Avanos Medical, Inc., c/o Corporate Secretary, 5405 Windward Parkway, Suite 100 South, Alpharetta, GA 30004. Board candidates recommended by stockholders are evaluated using the same criteria as candidates recommended by other sources. For details on this process, see “Other Information — Stockholder Nominations for Board of Directors.” In addition, the Governance Committee may periodically retain a search firm to assist it in identifying and recruiting director candidates meeting the criteria specified by the Committee.

The Committee believes that the criteria for director nominees should foster effective corporate governance, support our strategies and businesses, take diversity into account, and ensure that our directors, as a group, have an overall mix of the attributes needed for an effective Board. The criteria should also support the successful recruitment of qualified candidates.

Qualified candidates for director are those who, in the judgment of the Committee, possess all of the personal attributes and a sufficient mix of the experience attributes listed below to ensure effective service on the Board.

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Personal Attributes

Leadership Lead in personal and professional lives.	Independence Independent of management and Company (for non-management directors only).

Ethical Character Possess high standards for ethical behavior.	Ability to communicate Possess good interpersonal skills.

Collaborative Actively participate in Board and committee matters.	Effectiveness Bring a proactive and solution-oriented approach.

Experience Attributes

Attribute	Factors That May Be Considered
Financial acumen Has good knowledge of business finance and financial statements

•     Satisfies the financial literacy requirements of the NYSE

•     Qualifies as an audit committee financial expert under the rules and regulations of the SEC

•     Has an accounting, finance or banking background

General business experience Possesses experience that will aid in judgments concerning business issues	• Has leadership experience as a chief or senior executive officer • Has experience setting compensation
Industry knowledge Possesses knowledge about our industries	• Has substantial knowledge of the healthcare industry, including with respect to caregiving, cost reimbursement or regulatory environment • Has governance/public company board experience
Diversity of background and viewpoint Brings to the Board an appropriate level of diversity

•     Brings a diverse viewpoint that is representative of our customer, consumer, employee, and stockholder base

•     Provides a different perspective (stemming, for example, from an academic background or experience from outside the healthcare industry)

Special business experience Possesses global management experience and experience with medical devices	• Has international experience • Has a track record of successful innovation • Has supply chain management expertise

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COMMITTEE REVIEW OF ATTRIBUTES OF CURRENT DIRECTORS

The Governance Committee has reviewed the background of each of our current directors and their service on the Board in light of the personal and experience attributes described above. The Committee has determined that each director possesses all of the personal attributes as well as a sufficient mix of the experience attributes.

For details about each director’s specific experience attributes, see “The Nominees” and “Directors Continuing in Office” below.

DIVERSITY OF DIRECTORS

As noted above, the Governance Committee believes that diversity of backgrounds and viewpoints is a key attribute for directors. As a result, the Committee seeks to have a diverse Board that is representative of our customer, product user, employee and stockholder base. While the Committee carefully considers this diversity when considering nominees for director, the Committee has not established a formal policy regarding diversity in identifying director nominees.

THE NOMINEES

The following three individuals are nominated for election to the Board for a three-year term expiring at the 2022 Annual Meeting of Stockholders (Class of 2022):

John P. Byrnes, age 60, was elected to our Board in October 2014. Mr. Byrnes served as the Chairman of the Board of Lincare Holdings, Inc. (“Lincare”), a provider of home respiratory care, infusion therapy and medical equipment, from March 2000 through March 2015 and as a director of Lincare from May 1997 to August 2015. Mr. Byrnes was the Chief Executive Officer of Lincare from 1997 until March 2015 and served as Lincare’s President from June 1996 until April 2003. Prior to becoming Lincare’s President, Mr. Byrnes served in a number of capacities at Lincare over a ten-year period, including serving as Chief Operating Officer throughout 1996. Mr. Byrnes was a director of Kinetic Concepts, Inc., a publicly-traded global medical technology company devoted to the discovery, development, manufacturing and marketing of innovative, high-technology therapies and products, from January 2003 until February 2011 and of U.S. Renal Care, Inc., a dialysis provider, from August 2005 until 2012. Mr. Byrnes served on the Board of Tenet Healthcare Corporation from November 2016 until May 2018. Mr. Byrnes has been selected to serve as a member of our Board of Directors due to his leadership experience as a chief executive officer, knowledge of, and experience in, the healthcare industry, international experience and governance and public company board experience.

Maria Sainz, age 53, was elected to our Board effective February 1, 2015. Ms. Sainz has served as the CEO of Aegea Medical, a medical device company in the women’s health space focused on the development of technology for endometrial ablation, since May 2018. Prior to that, she served as the President and CEO of Cardiokinetix, a medical device company, from May 2012 until July 2017. She was the President and CEO of Concentric Medical, Inc., a medical technology company, from April 2008 until May 2012. In 2011, Concentric Medical was acquired by Stryker Corporation, where she was named General Manager of the business unit of Stryker Neurovascular. Ms. Sainz led integration activities following the acquisition of Guidant Corporation by Boston Scientific from 2006 to 2008. She served as President of the Cardiac Surgery division of Guidant from February 2003 through July 2006. Ms. Sainz served as Vice President, Global Marketing for the Vascular Intervention division of Guidant from January 2001 through February 2003. Ms. Sainz served as Vice President of the Intermedics Cardiac Rhythm Management business of Guidant in Europe, from 1998 to 2001. Ms. Sainz also serves as a director of Orthofix International, N.V., and Iridex Corporation. Ms. Sainz has been selected to serve as a member of our Board of Directors due to her leadership experience as a chief executive officer, knowledge of, and experience in, the healthcare industry, international experience, and public company board experience.

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Dr. Julie Shimer, age 66, was elected to our Board in October 2014. Dr. Shimer is the Chairman of the Compensation Committee. She is currently a private investor and has 30 years of product development experience, including many years with major communications companies. From March 2007 to April 2012 she served as Chief Executive Officer of Welch Allyn, Inc., a manufacturer of frontline medical products and solutions, having served on the board of directors beginning in July 2002. Previously, Dr. Shimer was President, Chief Executive Officer, and a member of the board of directors of Vocera Communications, Inc., a provider of wireless communications systems. She also has served as general manager at 3Com Corporation and Motorola and has been a product development leader at Motorola and AT&T Bell Laboratories. She has served as the Chairwoman of Empire State Development Corp., the State of New York’s economic development organization, and as an advisor to two private companies, Kitchology, a mobile platform empowering families dealing with special diets through the power of technology and community, and CPLANE Networks, a leader in end-to-end data center and wide area network service orchestration that enables software-defined networking (SDN) and network function virtualization (NFV) services to be launched and managed in a single environment. She also serves on the boards of directors of three nonprofit organizations. Dr. Shimer serves as a director of Netgear, Inc., a provider of home and small business network solutions, Windstream Holdings, Inc., a leading telecommunications and cloud services provider, and Apollo Endosurgery, Inc., a medical device company focused on less invasive therapies for the treatment of obesity, and Masimo Corporation, a medical technology company that develops and manufactures innovative noninvasive patient monitoring technologies. Dr. Shimer has been selected to serve as a member of our Board of Directors due to her leadership experience as a chief executive officer, knowledge of, and experience in, the healthcare industry, international experience and governance and public company board experience.

The Board of Directors unanimously recommends a vote FOR the election of each of the three nominees for director named above.

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DIRECTORS CONTINUING IN OFFICE

The following members of the Board of Directors are continuing in office and have terms expiring as indicated below:

Term Expiring at the 2020 Annual Meeting (Class of 2020):

Joseph F. Woody, age 53, was appointed as our CEO and elected as a member of our Board of Directors as of June 26, 2017. Mr. Woody has more than 20 years of experience in the healthcare sector. Prior to joining the Company, Mr. Woody served as Director, President and Chief Executive Officer of Acelity Holdings, Inc. (“Acelity”), a global advanced wound care and regenerative medicine company, from August 2015 until April 2017. Prior to that, Mr. Woody served as President and Chief Executive Officer for the combined organization of Kinetic Concepts, Inc. (” KCI”), LifeCell Corporation (“LifeCell”), and Systagenix Wound Management B.V., which became Acelity, from September 2013 until August 2015. Prior to that, Mr. Woody served in leadership roles at KCI and LifeCell from November 2011 until September 2013, having been promoted to President and Chief Executive Officer of KCI in January 2012 and interim Chief Executive Officer of LifeCell in April 2013. Previously, Mr. Woody served as global president of Vascular Therapies for Covidien plc., and global president for Smith & Nephew Advanced Wound Management, and he held other leadership positions at Alliance Imaging, Inc., Acuson and GE Medical Systems. Mr. Woody was selected to serve as a member of the Board of Directors due to his leadership experience as our CEO, and knowledge of, and experience in, the healthcare industry, including significant acquisition and integration experience, international experience, and company board experience.

Ronald W. Dollens, age 72[1], was elected to our Board in October 2014, and he served as Lead Director until he became Chairman of the Board in September 2017. As Chairman of the Board, Mr. Dollens serves as the Chairman of the Executive Committee. Mr. Dollens retired as the President and Chief Executive Officer of Guidant Corporation, a global producer of cardiovascular therapeutic devices and related products, in 2005, where he had served since its spin-off from Eli Lilly & Company in 1994. Prior to that time, he held various management positions at Eli Lilly & Company from 1972 until 1994. From 2000 until 2011, he served on the Board of Directors of Kinetic Concepts, Inc., a publicly-traded global medical technology company devoted to the discovery, development, manufacturing and marketing of innovative, high-technology therapies and products, and served as Chairman from 2005 until 2011. Mr. Dollens has also served on the Board of Directors of Abiomed, Inc. from 2006 until October 2010, and Beckman Coulter, Inc. from 1999 until April 2005. Mr. Dollens has been selected to serve as the Chairman of our Board of Directors due to his leadership experience as a chief executive officer, knowledge of, and experience in, the healthcare industry, international experience and governance and public company board experience.

Heidi Kunz, age 64, was elected to our Board in October 2014. Ms. Kunz is the Chairperson of the Audit Committee. Ms. Kunz retired as the Executive Vice President and Chief Financial Officer of Blue Shield of California, a not-for-profit health plan provider, where she served from 2003 to 2012. Prior to that time, she served as the Executive Vice President and Chief Financial Officer of Gap, Inc., a multinational clothing and accessories retailer, from 1999 until 2003. Ms. Kunz also serves as a director of Agilent Technologies, Inc., a public research development and manufacturing company, and as a director of Financial Engines, Inc., an investment advisement company. Ms. Kunz has been selected to serve as a member of our Board of Directors due to her executive leadership experience as a chief financial officer, financial literacy and experience in finance and accounting, knowledge of, and experience in, the healthcare industry, international experience and governance and public company board experience.

[1]	According to the Company’s Corporate Governance Policies (“Policies”), outside directors must retire from the Board no later than immediately prior to the annual meeting of stockholders following their attaining the age of 72, unless the Governance Committee grants an exception in the best interests of the Company. On February 20, 2019, in accordance with the Policies, Mr. Dollens offered to retire from the Board, but the Governance Committee unanimously determined to grant an exception to the retirement age policy, finding that doing so is in the best interest of the Company. Thus Mr. Dollens remains a director and also remains Chairman.

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Term Expiring at the 2021 Annual Meeting (Class of 2021):

William A. Hawkins, age 65, was elected to our Board of Directors in December 2015. Mr. Hawkins is the Chairman of our Compliance Committee. Mr. Hawkins serves as a Senior Advisor to EW Healthcare Partners. He also serves as the Lead Director at Immucor, Inc., a leading provider of transfusion and transplantation diagnostic products worldwide. He served as President and Chief Executive Officer of Immucor from October 2011 to July 2015. From 2008 to 2011, he served as Chairman and Chief Executive Officer of Medtronic, Inc., a global leader in medical technology. He served as President and Chief Executive Officer of Medtronic, Inc. from 2007 to 2008, President and Chief Operating Officer of Medtronic, Inc. from 2004 to 2007, and Senior Vice President and President, Vascular of Medtronic, Inc. from 2001 to 2004. From 1998 to 2001 Mr. Hawkins served as President and Chief Executive Officer of Novoste Corporation, a medical equipment company. Prior thereto, Mr. Hawkins served in a variety of senior roles at American Home Products, a consumer products company, Johnson & Johnson, a healthcare company, Guidant Corporation, a medical products company, and Eli Lilly and Company, a global pharmaceutical company. Mr. Hawkins also serves as Chairman of Bioventus, LLC, and Chairman of 4 Tech and as a director of Trice Medical, Inc.; AsBio; Virtue labs; Cerius, Keratin Biosciences and Baebies, Inc., all of which are medical products companies. Mr. Hawkins is Vice Chair of the Duke University Board of Trustees and is Chair of the Duke University Health System. Mr. Hawkins was selected to serve as a member of our Board of Directors due to his leadership experience as a chief executive officer, knowledge of, and experience in, the healthcare industry, international experience and governance and public company board experience.

Gary D. Blackford, age 61, was elected to our Board in October 2014. Mr. Blackford is the Chairman of our Governance Committee. From 2002 until February 2015, Mr. Blackford was the Chairman of the Board and Chief Executive Officer of Universal Hospital Services, Inc. (“UHS”), a leading, nationwide provider of medical technology outsourcing and services to the health care industry. Mr. Blackford was the Chief Executive Officer of Curative Health Services, Inc., a specialty pharmacy and health services company, from 2001 to 2002. He was also the Chief Executive Officer of ShopforSchool, Inc., an online retailer, from 1999 to 2001. Mr. Blackford has been a director of Wright Medical Group, N.V. (WMGI), since 2008, ReShape Lifesciences, Inc. (RSLS), since 2016, PipelineRX, Inc. (private), since 2016, and Children’s Hospitals and Clinics of Minnesota since 2017. Mr. Blackford has been selected to serve as a member of our Board of Directors due to his executive leadership experience as a chief executive officer, financial literacy and experience in finance and accounting, international experience, and governance and public company board experience.

Patrick J. O’Leary, age 61, was elected to our Board in October 2014. Mr. O’Leary served as Executive Vice President and Chief Financial Officer of SPX Corporation, a global industrial and technological services and products company, from December 2004 until August 2012, when he retired. Prior to that time, he served as Chief Financial Officer and Treasurer of SPX Corporation from October 1996 to December 2004. Mr. O’Leary has been a director and Chairman of SPX Corporation (NYSE: SPXC) since 2015. He was a director of PulteGroup, Inc. (NYSE: PHM) from 2005 to 2018. Mr. O’Leary has been selected to serve as a member of our Board of Directors due to his executive leadership experience as a chief financial officer, financial literacy and experience in finance and accounting, international experience, and governance and public company board experience.

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DIRECTOR COMPENSATION

Directors who are not officers or employees of the Company or any of our subsidiaries, affiliates or equity companies are Outside Directors for compensation purposes and are compensated for their services under our Outside Directors’ Compensation Plan. All independent directors currently on our Board are Outside Directors and are compensated under this Plan.

Our objectives for Outside Director compensation are:

•	to attract qualified candidates for Board service
•	to remain competitive with the median compensation paid to Outside Directors of comparable companies
•	to keep pace with changes in practices in director compensation
•	to reinforce our practice of encouraging stock ownership by our directors

In 2015, our Outside Director compensation was established based on the median non-management director compensation for our peers. In 2018, after an analysis by Meridian, the Compensation Committee’s independent compensation consultant, it was determined that the Company’s Outside Director compensation was lower than the median non-management director compensation for our peer group. A list of the 2018 peer group companies may be found in the “Compensation Discussion and Analysis” section of this proxy statement. Accordingly, the Compensation Committee approved an increase in Outside Director compensation. On April 25, 2018, the Committee approved (i) an increase of the annual restricted share unit grant from $140,000 to $160,000 for all Outside Directors and (ii) a top-up grant of such units with a value of $20,000, effective on or about May 3, 2018. The Committee also decided to evaluate potential additional adjustments to Outside Director Compensation at a later date. On December 12, 2018, the Committee, with additional information from Median indicating that the Company’s Outside Director compensation continued to be lower than the median non-management director compensation for our peer group, re-evaluated the matter and approved an increase of the annual restricted share unit grant from $160,000 to $180,000 for all Outside Directors, effective as of January 1, 2019, and (ii) an increase of the additional cash compensation for the Audit Committee chair from $15,000 to $20,000, also effective as of January 1, 2019.

The table below shows how we structure Outside Director compensation:

Board Members

Cash retainer: $70,000 annually, paid in four quarterly payments at the beginning of each quarter.

Restricted share units: Annual grant with a value of $180,000, awarded and valued on the first business day of the year.

Chairman of the Board Additional cash compensation of $115,000, paid in four quarterly payments at the beginning of each quarter.

Committee Chairs

Additional cash compensation of $15,000, paid in four quarterly payments at the beginning of each quarter, except that the Audit Committee chair receives additional cash compensation of $20,000, paid in four quarterly payments at the beginning of each quarter.

New Outside Directors receive a pro-rated annual retainer and grant of restricted share units based on the month when they join the Board.

We also reimburse Outside Directors for expenses incurred in attending Board or committee meetings.

Restricted share units are not shares of our common stock. Rather, restricted share units represent the right to receive a pre-determined number of shares of our common stock within 90 days following a “restricted period” that begins on the date of grant and expires on the date the Outside Director retires from or otherwise terminates service on the Board. In this way, they align the director’s interests with the interests of our stockholders. Outside Directors may not dispose of the units or use them in a pledge or similar transaction. Outside Directors also receive additional restricted share units equivalent in value to the

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dividends, if any, that would have been paid to them if the restricted share units granted to them were shares of our common stock. The Company does not currently pay dividends on its common stock.

2018 OUTSIDE DIRECTOR COMPENSATION

The following table shows the compensation paid to each Outside Director for his or her service in 2018:

	FEES EARNED OR	STOCK
NAME	PAID IN CASH ($)	AWARDS ($)(1)(2)	TOTAL ($)
Gary D. Blackford	85,000	160,000	245,000
John P. Byrnes	70,000	160,000	230,000
Ronald W. Dollens	185,000	160,000	345,000
William A. Hawkins, III	85,000	160,000	245,000
Heidi Kunz	85,000	160,000	245,000
Patrick O’Leary	70,000	160,000	230,000
Maria Sainz	70,000	160,000	230,000
Dr. Julie Shimer	85,000	160,000	245,000

(1)	Amounts shown reflect the grant date fair value of those grants, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 — Stock Compensation (“ASC Topic 718”) for restricted share unit awards granted pursuant to our Outside Directors’ Compensation Plan. See Note 12 to our audited consolidated and combined financial statements included in our Annual Report on Form 10-K for 2018 for the assumptions used in valuing these restricted share units.
(2)	Each director received an annual grant of 2,946 restricted share units on January 2, 2018, and a “top up” grant of 384 restricted share units on May 3, 2018. Each director received an annual grant of 4,248 restricted share units on January 2, 2019, the value of which is not included in the table above.

Other than the cash retainer and grants of restricted share units previously described, no Outside Director received any compensation or perquisites from the Company for services as a director in 2018.

A director who is not an Outside Director does not receive any compensation for services as a member of the Board or any committee but is reimbursed for expenses incurred as a result of the services.

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PROPOSAL 2.

RATIFICATION OF AUDITORS

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention, and oversight of our independent auditors. The Audit Committee is also responsible for overseeing the negotiation of the audit fees associated with retaining our independent auditors. To assure continuing auditor independence, the Audit Committee periodically considers whether a different audit firm should perform our independent audit work. Also, in connection with the mandated rotation of the independent auditor’s lead engagement partner, the Audit Committee and its chairman are directly involved in the selection of the lead engagement partner.

For 2019, the Audit Committee has selected Deloitte & Touche LLP (along with its member firms and affiliates, “Deloitte”) as the independent registered public accounting firm to audit our financial statements. In engaging Deloitte for 2019, the Audit Committee utilized a review and selection process that included the following:

•	a review of management’s assessment of the services Deloitte provided in 2018
•	discussions, in executive session, with the Chief Financial Officer and the Vice President and Controller regarding their viewpoints on the selection of the 2019 independent auditors and on Deloitte’s performance
•	discussions, in executive session, with representatives of Deloitte about their possible engagement
•	Audit Committee discussions, in executive session, about the selection of the 2019 independent auditors
•	a review and approval of Deloitte’s proposed estimated fees for 2019
•	a review and assessment of Deloitte’s independence

The Audit Committee and the Board believe that the continued retention of Deloitte to serve as our independent auditor is in the best interests of the Company and its stockholders, and they recommend that stockholders ratify this selection.

Representatives of Deloitte are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Stockholders are not required to ratify the appointment of Deloitte as our independent auditor. However, we are submitting the ratification to our stockholders as a matter of good corporate practice. If our stockholders fail to ratify the appointment of Deloitte, or even if our stockholders do ratify the appointment of Deloitte, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such change would be in the best interest of the Company and our stockholders.

The Board of Directors unanimously recommends a vote FOR ratification of Deloitte’s selection as the Company’s auditor for 2019.

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PRINCIPAL ACCOUNTING FIRM FEES

Our aggregate fees to Deloitte (excluding value added taxes) with respect to the fiscal years ended December 31, 2018 and 2017, were as follows:

NAME	2018 ($)	2017 ($)
Audit Fees(1)	3,940,000	3,512,000
Audit-Related Fees(2)	625,000	1,830,000
Tax Fees(3)	247,000	260,000
All Other Fees	—	—
(1)	These amounts represent fees billed or expected to be billed for professional services rendered by Deloitte for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2018 and December 31, 2017, reviews of the financial statements included in the Company’s Form 10-Qs, and other services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements for each of those fiscal years, including: fees for consolidated financial audits, statutory audits, comfort letters, attest services, consents, assistance with and review of SEC filings and other related matters.
(2)	These amounts represent aggregate fees billed or expected to be billed by Deloitte for assurance and related services reasonably related to the performance of the audit or review of our financial statements for the fiscal years ended December 31, 2018 and December 31, 2017, which are not included in the audit fees listed above. The audit-related fees in 2018 were associated with Deloitte’s audit of and consent for carve-out financial statements of the company’s S&IP business as part of the sale of that business to Owens & Minor, Inc.
(3)	These amounts represent Deloitte’s aggregate fees for tax compliance, tax advice and tax planning for 2018 and 2017.

AUDIT COMMITTEE APPROVAL OF AUDIT AND NON-AUDIT SERVICES

Using the following procedures, the Audit Committee pre-approves all audit and non-audit services provided by Deloitte to the Company:

•	Before the first face-to-face Audit Committee meeting of the year, our Vice President and Controller prepares a detailed memorandum regarding non-audit services to be provided by Deloitte during the year. This memorandum includes the services to be provided, the estimated cost of these services, reasons why it is appropriate to have Deloitte provide these services, and reasons why the requested services are not inconsistent with applicable auditor independence rules;
•	At the first face-to-face Audit Committee meeting each year, our Vice President and Controller presents a proposal, including fees, to engage Deloitte for audit and non-audit services; and
•	Before each subsequent meeting of the Audit Committee, our Vice President and Controller prepares an additional memorandum that includes updated information regarding the approved services and highlights any new audit and non-audit services to be provided by Deloitte. All new non-audit services to be provided are described in individual requests for services.

The Audit Committee reviews the requests presented in these proposals and memoranda and approves all services it finds acceptable.

To ensure prompt handling of unexpected matters, the Audit Committee has delegated to the Chairperson of the Audit Committee the authority to amend or modify the list of audit and non-audit services and fees between meetings, as long as the additional or amended services do not affect Deloitte’s independence under applicable rules. Any actions taken under this authority are reported to the Audit Committee at its next meeting.

All Deloitte services and fees in 2018 were pre-approved by the Audit Committee or the Audit Committee Chairperson.

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AUDIT COMMITTEE REPORT

In accordance with its charter adopted by the Board, the Audit Committee assists the Board in overseeing the quality and integrity of the Company’s accounting, auditing, and financial reporting practices.

In discharging its oversight responsibility for the audit process, the Audit Committee obtained from the independent registered public accounting firm (the “auditors”) a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, as required by Public Company Accounting Oversight Board (“PCAOB”) Rule 3526, Communication with Audit Committees Concerning Independence, discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management, the internal auditors, and the auditors, the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget, and staffing. The Audit Committee reviewed with both the auditors and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with the auditors all communications required by the PCAOB’s auditing standards, including those required by PCAOB AS 16, “Communication with Audit Committees.” Also, with and without management present, it discussed and reviewed the results of the auditors’ examination of our financial statements.

Management is responsible for preparing the Company’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and for establishing and maintaining the Company’s internal control over financial reporting. The auditors have the responsibility for performing an independent audit of the Company’s financial statements and for expressing opinions on the conformity of the Company’s financial statements with GAAP. The Audit Committee discussed and reviewed the Company’s audited financial statements as of and for the fiscal year ending December 31, 2018, with management and the auditors.

Based on the above-mentioned review and discussions with management and the auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC. The Audit Committee also has selected and recommended to the Company’s stockholders for ratification the reappointment of Deloitte as the independent registered public accounting firm for 2019.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS Heidi Kunz, Chairperson Patrick O’Leary Gary Blackford

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PROPOSAL 3.

ADVISORY VOTE TO APPROVE
NAMED EXECUTIVE OFFICER
COMPENSATION

In the Compensation Discussion and Analysis that follows, we describe in detail our executive compensation program, including its objectives, policies, and components. Our executive compensation program seeks to align the compensation of our executives with the objectives of our business plans and strategies. To this end, the Compensation Committee (the “Committee”) approved an executive compensation program for 2018 that was designed to achieve the following objectives:

•	Pay-for-Performance. Support a performance-oriented environment that rewards achievement of our financial and non-financial goals.
•	Focus on Long-Term Success. Reward executives for long-term strategic management and stockholder value enhancement.
•	Stockholder Alignment. Align the financial interest of our executives with those of our stockholders.
•	Quality of Talent. Attract and retain executives whose abilities are considered essential to our long-term success.

For a more detailed discussion of how our executive compensation program reflects these objectives, including information about the 2018 compensation of our named executive officers, see “Compensation Discussion and Analysis,” below.

We are asking our stockholders to support our executive compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executives and the objectives, policies, and practices described in this proxy statement. Accordingly, our stockholders are being asked to vote on the following non-binding resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved by the Company’s stockholders on an advisory basis.

The say-on-pay vote is advisory and is therefore not binding on the Company, the Committee, or our Board. Nonetheless, the Committee and our Board value the opinions of our stockholders. Therefore, to the extent there is any significant vote against the executive compensation as disclosed in this proxy statement, the Committee and our Board will consider our stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends a vote FOR the approval of named executive officer compensation, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules.

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COMPENSATION DISCUSSION
AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) is intended to provide investors with an understanding of the compensation policies and decisions regarding 2018 compensation for our named executive officers as well as information on 2019 compensation decisions as of the date of this proxy statement.

For 2018, our named executive officers were:

NAMED EXECUTIVE OFFICER	TITLE
Joseph F. Woody	Chief Executive Officer
Steven E. Voskuil	Senior Vice President and Chief Financial Officer
John R. Tushar	President, Global Franchises
John W. Wesley	Senior Vice President and General Counsel
Arjun R. Sarker	Senior Vice President, International

To assist stockholders in finding important information, this CD&A is organized as follows:

23	Compensation Executive Summary
25	Executive Compensation Objectives and Policies
26	Executive Compensation Design Philosophy and Guiding Principles
27	Components of our Executive Compensation Program
27	Setting Annual Compensation
29	Executive Compensation for 2018
34	Benefits and Other Compensation
35	Executive Compensation for 2019
35	Additional Information About our Compensation Practices

COMPENSATION EXECUTIVE SUMMARY

This executive summary provides a brief overview of our key accomplishments in 2018 and our key compensation principles and practices.

2018 Business Highlights

In 2018, the Company closed the largest transaction in its history, selling its Surgical & Infection Prevention assets to Owens & Minor, Inc. That transaction also included the sale of the Company’s name, Halyard Health, and its IT system. The Company chose its new name, Avanos Medical, and rebranded itself as a pure-play medical device company. The Company also embarked on transforming its IT infrastructure to be simpler and more efficient. Also in 2018, the Company acquired Coolsystems, Inc. and its GameReady portfolio of products. And, based on the Company’s investment in R&D, it launched 9 new medical device products.

•	2018 net sales for the Company were $652.3 million, a 7% increase over 2017 net sales of $611.6 million. For 2018, adjusted net sales was $634.4 million. As described later in this CD&A, 2018 Adjusted Net Sales, was a performance metric under our 2018 incentive compensation programs.
•	2018 net income for the Company was $57.5 million, a 27% decrease over 2017 net income of $79.3 million. For 2018, adjusted net income was $91.1 million, a 17% decrease over 2017 adjusted net income of $110.1 million.
•	2018 diluted earnings per share were $1.22, a 28% decrease over 2017 diluted earnings of $1.69 per share. For 2018 adjusted diluted earnings per share were $1.93, an 18% decrease over 2017 adjusted diluted earnings of $2.35 per share.

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Adjusted net income and adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) are non-GAAP financial measures. A description of these measures and a reconciliation to the most directly comparable GAAP financial measures is provided in Appendix A to this Proxy Statement.

Performance-Based Compensation

Pay-for-performance is a key objective of our compensation program. Consistent with that objective, performance-based compensation constituted a significant portion of our named executive officers’ target direct annual compensation for 2018. Also, to further align the financial interests of our executives with those of our stockholders, a majority of our executives’ target direct annual compensation for 2018 was equity-based. As discussed later in this CD&A, because the Company’s and management’s performance was below expectations for the year, management’s compensation for 2018 was below target.

Compensation Design Principles And Governance Practices

The design principles for our executive compensation program are intended to protect and promote the interests of our stockholders. Below we summarize certain practices we have implemented to drive performance and those we have not implemented because we do not believe they would serve our stockholders’ long-term interests:

What We Do	What We Don’t Do

Pay for performance

Perform an annual compensation risk assessment

Utilize an independent compensation consultant

Require that change-in-control agreements contain a double trigger

Maintain share ownership guidelines

Maintain a clawback policy on incentive payments in case of financial restatement

Benchmark our compensation practices to ensure executive compensation is consistent with our peer group

Cap short and long-term incentive payments at reasonable levels

Maintain employment contracts

Provide excise tax gross-up on change-in-control payments

Allow repricing of underwater options without stockholder approval

Allow current payment of dividends or dividend equivalents on unearned long-term incentives

Allow executive officers to engage in hedging or pledging transactions

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Committee Consideration Of Stockholder Advisory Votes On Compensation

At our 2018 Annual Meeting, our executive compensation program received the support of over 95 percent of shares represented at the meeting. Our Compensation Committee (“Committee”) has considered the results of this vote and views this outcome as evidence of stockholder support of its executive compensation decisions and policies.

As noted under “Proposal 3. Advisory Vote to Approve Named Executive Officer Compensation,” the Committee will continue to review stockholder votes on our executive compensation and determine whether to make any changes to the program in light of those vote results.

EXECUTIVE COMPENSATION OBJECTIVES AND POLICIES

The Committee is responsible for establishing and administering our policies governing the compensation of our executive officers. The Committee reviews our executive officer compensation objectives and policies annually, including determining whether they continue to support our business objectives and are consistent with the Committee’s charter.

Our 2018 executive officer compensation policies were designed to achieve the following objectives:

OBJECTIVE	DESCRIPTION	RELATED POLICIES
Pay for Performance	Support a performance-oriented environment that rewards achievement of our financial and non-financial goals.	The majority of executive officer pay varies with the levels at which annual and long-term performance goals are achieved. Performance goals are aligned with our strategies for sustained growth and profitability.
Focus on Long-Term Success	Reward executive officers for long-term strategic management and stockholder value enhancement.	A significant component of executive officer annual target compensation is in the form of performance-based restricted share units. The number of shares actually received on payout of these units depends on our performance over a three-year period.
Stockholder Alignment	Align the financial interest of our executive officers with those of our stockholders.	Equity-based awards make up the largest part of executive officer annual target compensation. Our executive officers also receive stock options, which vest over time and have value only if our stock price rises after the option grants are made. We also have other policies that link our executive officers’ interests with those of our stockholders, including stock ownership guidelines.
Quality of Talent	Attract and retain executive officers whose abilities are considered essential to our long-term success as a global company.	The Committee reviews peer group data to ensure our executive officer compensation program remains competitive so we can continue to attract and retain this talent.

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EXECUTIVE COMPENSATION DESIGN PHILOSOPHY AND GUIDING PRINCIPLES

The Committee has adopted the following design philosophies to guide the manner in which the key executive officer compensation objectives and policies are implemented:

PHILOSOPHY	DESCRIPTION	GUIDING PRINCIPLES
Aligned	A majority of executive officer compensation should be at risk and vary with the performance outcomes of stockholders	•	50% or more of executive officer compensation is incentive based
		•	Incentive metrics aligned to stockholder value
		•	Performance goals should generally reflect year-over-year growth to achieve target funding
		•	No annual grants of time-based restricted share units to executive officers
		•	Within business groups, a majority of performance is placed on business unit performance goals
Compelling	The value and structure of executive officer compensation provided should assist in the attraction and retention of key executive talent	•	Base salaries at or above the 50th percentile with variance based on skills, experience, and performance
		•	Actual total compensation payout opportunities are set well above the 50th percentile, allowing for meaningful upside payouts for over performance

Simple	The executive officer compensation arrangements should maximize simplicity and focus on broad performance factors	•	Use minimal number of metrics; typically one or two
		•	Strategic metrics (i.e., non-financial) are generally avoided
		•	Special or one-time incentive awards are used sparingly
		•	Perquisites and other special executive benefits are generally avoided
Sound	Executive officer compensation policies and structure should support strong corporate governance and drive an ownership culture among executives	•	Ownership culture is reinforced through use of good governance
		•	Individual contracts are avoided and severance practices should be conservative
		•	Compensation deferral opportunities provided consistent with market practices
		•	Encourage innovation while deterring excessive risk taking

The Committee retains the right to deviate from the guiding principles set out above whenever it determines that to do so is consistent with our overall executive officer compensation objectives and is in the best interest of the Company and its stockholders.

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COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The table below gives an overview of the compensation components used in our 2018 executive officer compensation program and matches each with one or more of the objectives described above.

COMPONENT	OBJECTIVES	PURPOSE	TARGET COMPETITIVE POSITION
Base salary	Quality of talent	Provide annual cash income based on: • level of responsibility, performance and experience • comparison to market pay information	• Compared to median of peer group • Actual base salary will vary based on the individual’s performance and experience in the position
Annual cash incentive	Pay-for-performance Quality of talent	Motivate and reward achievement of annual performance goals	• Target compared to median of peer group • Actual payout will vary based on actual corporate and business unit or staff function performance
Long-term equity incentive	Stockholder alignment Focus on long-term success Pay-for-performance Quality of talent

Provide an incentive to deliver stockholder value and to achieve our long-term objectives through awards of:

•   performance-based restricted share units

•   stock option grants

Time-vested restricted share units may be granted from time to time for recruiting, retention or other purposes

•   Target compared to median of peer group

•  Actual payout of performance-based restricted share units will vary based on actual performance

•  Actual payout will also vary based on actual stock price performance

Retirement benefits	Quality of talent	Provide competitive retirement plan benefits through 401(k) plan and other defined contribution plans	• Benefits comparable to those of peer group
Perquisites	Quality of talent	Provide minimal market-based additional benefits	• Determined by the Committee
Post- termination compensation (severance and change of control)	Quality of talent

Encourage attraction and retention of executives critical to our long-term success and competitiveness:

•   Severance Pay Plan, which provides eligible employees, including executives, with payments and benefits in the event of certain involuntary terminations

•   Executive Severance Plan, which provides eligible executives with payments in the event of a qualified separation from service following a change of control

• Determined by the Committee

SETTING ANNUAL COMPENSATION

This section describes the processes followed in setting 2018 target annual compensation for our executive officers.

Focus On Total Direct Annual Compensation

In setting 2018 compensation for our executive officers, including our CEO, the Committee focused on total direct annual compensation, which consists of annual cash compensation (base salary and target annual cash incentive) and long-term equity incentive compensation (performance-based restricted share units and stock options). The Committee considered annual cash and long-term equity incentive compensation both separately and as a package to help ensure that the executive officer compensation objectives are met.

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Benchmarking – Executive Compensation Peer Group

On October 31, 2017, the Company entered into a Purchase Agreement (“Purchase Agreement”) with Owens & Minor, Inc. (“OMI”). The Purchase Agreement provided for the sale of substantially all of the Company’s Surgical and Infection Prevention (“S&IP”) business, among other things (“Transaction”). The Company closed the Transaction on April 30, 2018. After closing the Transaction, the Company transformed from one that sells medical supplies and devices with annual net sales of about $1.6 billion into a pure-play medical devices company with annual net sales in excess of $600 million.

At the beginning of 2018, the Committee reviewed the Company’s peer group in light of the Transaction, using information and analysis supplied by the Committee’s independent compensation consultant. Based on its review, the Committee approved the peer group as shown in the table below. The Committee used this post-Transaction peer group in setting the 2018 compensation of the Company’s executive officers:

2018 Executive Compensation Peer Group

Abiomed, Inc. Cantel Medical Corp CONMED Corporation Globus Medical Inc. Hill-Rom Holdings, Inc.	Hologic, Inc. Integer Holdings Corp. Integra Lifesciences Holding Corporation Masimo Corp NuVasive, Inc.	Orthofix International Nv ResMed Inc. STERIS Corporation Teleflex Incorporated Wright Medical Group Nv

The peer group is intended to consist of companies with whom we compete for talent. We believe that we generally compete for talent with medical device companies with annual revenues ranging from approximately one-third to three times our annual revenues.

The Committee (working with its independent compensation consultant) reviews the executive compensation peer group annually to ensure that it continues to serve as an appropriate comparison for our compensation program.

Process For Setting Total Direct Annual Compensation Targets

In setting the total direct annual compensation of our executive officers, both market data provided by the independent compensation consultant and information on the performance of each executive officer for prior years is evaluated. To remain competitive in the marketplace for executive talent, the target levels for the executive officers’ compensation components, including our CEO, are compared to the median of the peer group.

To reinforce a pay-for-performance culture, targets for individual executive officers may be set above or below this median depending on the individual’s performance in prior years and experience in the position, as well as any applicable retention concerns. The Committee believes that comparing target levels to the median, setting targets as described above, and providing incentive compensation opportunities that will enable executives to earn above-target compensation if they deliver above-target performance on their performance goals, are consistent with the objectives of our executive officer compensation policies. In particular, the Committee believes that this approach enables us to attract and retain skilled and talented executive officers to guide and lead our businesses and supports a pay-for-performance culture.

When setting annual compensation for our executive officers, the Committee considers each compensation component (base salary, annual cash incentive and long-term equity incentive), but its decision regarding a particular component does not necessarily impact its decision about other components.

In setting compensation for executive officers that join us from other companies, the Committee evaluates both market data for the position to be filled and the candidate’s compensation history. The Committee recognizes that to successfully recruit a candidate to leave his or her current position and to join the Company, the candidate’s compensation package may have to exceed his or her current compensation, which could result in a compensation package above the median of our peer group.

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CEO Total Direct Annual Compensation

Our CEO’s total direct annual compensation is determined in the same manner as the direct annual compensation of the other named executive officers. The difference between our CEO’s compensation and that of the other named executive officers reflects the fact that our CEO’s responsibilities for management and oversight of a global enterprise are significantly greater than those of the other executive officers. As a result, the market pay level for our CEO is appropriately higher than the market pay for our other executive officer positions.

Total Direct Annual Compensation Targets For 2018

Consistent with the focus on total direct annual compensation, the Committee established the following 2018 direct annual compensation targets for our named executive officers based on their roles and responsibilities:

NAME	2018 TOTAL DIRECT ANNUAL COMPENSATION TARGET ($)
Joseph F. Woody	5,499,833
Steven E. Voskuil	1,562,151
John R. Tushar	958,000
John W. Wesley	1,080,000
Arjun R. Sarker	793,125

These 2018 direct annual compensation target amounts differ from the amounts set forth in the Summary Compensation Table in the following ways:

•	Amounts paid or payable to Messrs. Sarker and Tushar are prorated for the portion of the year in which they held their positions, while the amounts in the table above reflect full year targets;
•	Annual cash incentive compensation is included at the target level, while the Summary Compensation Table reflects the actual amounts earned for 2018;
•	Performance-based restricted share units are valued for direct annual compensation target purposes as equal to the value of a share of Avanos common stock on the date of grant, while the Summary Compensation Table reflects the grant date fair value as determined in accordance with ASC Topic 718 and as required by SEC rules (see Note 12 to our audited consolidated and combined financial statements included in our Annual Report on Form 10-K for the year-ended December 31, 2018, for the assumptions used in valuing performance-based restricted share units);
•	Sign-on bonuses for Messrs. Sarker and Tushar are not included, and perquisites for Messrs. Woody, Sarker and Tushar are also not included although those amounts are reflected in the Summary Compensation Tables; and
•	In setting total direct annual compensation targets, the Committee does not include deferred compensation earnings or other compensation, while those amounts are required to be included in the Summary Compensation Table.

EXECUTIVE COMPENSATION FOR 2018

To help achieve the objectives discussed above, our executive officer compensation program for 2018 consisted of fixed and performance-based components, as well as short-term and long-term components.

Base Salary

To attract and retain high-caliber executives, we pay our executive officers an annual fixed salary that we believe to be competitive in the marketplace.

Salary ranges and individual salaries for executive officers are reviewed annually, and salary adjustments generally are effective on April 1 of each year. In determining individual salaries, salary levels for similar positions at our peer group companies are considered, as well as the executive officer’s performance and experience in his or her position. This performance evaluation is based on how the executive officer performs during the year against results-based objectives established at the beginning of the year. In general, an experienced executive officer who is performing at a satisfactory level will receive a base salary at or around the median of our peer group companies. However, executive officers may be paid

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above or below the median depending on their experience and performance. From time to time, if warranted, executive officers and other employees may receive additional salary increases because of promotions, changes in duties and responsibilities, retention concerns, or market conditions.

The following table shows the 2018 base salaries in effect for each named executive officer during the year.

	2018 BASE SALARY	2018 BASE SALARY
NAME	JANUARY TO MARCH ($)	APRIL TO DECEMBER ($)
Joseph F. Woody	885,000	911,550
Steven E. Voskuil	449,544	463,030
John R. Tushar	380,000	380,000
John W. Wesley	393,750	393,750
Arjun R. Sarker*	368,122	378,750

*	Mr. Sarker was appointed as Senior Vice President, International as of April 2, 2018. His salary from January through March 2018 was in Singapore Dollars, and the value shown uses a conversion rate of 0.73040 Singapore Dollars to 1 US Dollar, which was the conversion rate as of December 31, 2018.

Annual Cash Incentive Program

Consistent with our pay-for-performance compensation objective, our Executive compensation program includes an annual cash incentive program to motivate and reward executives to achieve annual performance objectives established by the Committee.

2018 Targets

The target payment amount for annual cash incentives is a percentage of the Officer’s base salary. The range of possible payouts is expressed as a percentage of the target payment amount. These ranges are set based on competitive factors. The following table sets forth the target payment amounts and range of possible payouts for each named executive officer in 2018:

Target Payment Amounts And Range Of Possible Payouts

For 2018 Annual Cash Incentive Program

NAME	TARGET PAYMENT AMOUNT	RANGE OF POTENTIAL PAYOUT
Joseph F. Woody	115% of base salary	0% - 200% of target payment amount
Steven E. Voskuil	70% of base salary	0% - 200% of target payment amount
John R. Tushar	60% of base salary	0% - 200% of target payment amount
John W. Wesley	60% of base salary	0% - 200% of target payment amount
Arjun R. Sarker	50% of base salary	0% - 200% of target payment amount

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2018 Performance Goals, Performance Assessments, and Payouts

Payment amounts under the annual cash incentive program are dependent on performance measured against goals established at the beginning of the year. These performance goals are derived from our financial goals.

The table below shows the performance goals and weights established for 2018:

Annual Cash Incentive Program: 2018 Performance Goals and Weights

	JOSEPH F. WOODY	STEVEN E. VOSKUIL	JOHN R. TUSHAR	JOHN W. WESLEY	ARJUN R. SARKER
Adjusted Net Sales	70%	70%	70%	70%	70%
Adjusted EBITDA	30%	30%	30%	30%	30%

In February 2019, the Committee determined the extent to which the goals were met in 2018 and the resulting payout. Below we explain how the Committee assessed the performance of the goals for the year and show the payout that was determined.

For 2018, the Committee chose the following as the performance goals for the annual cash incentive program:

2018 GOAL	EXPLANATION	REASON FOR USE AS A PERFORMANCE MEASURE
Adjusted Net Sales	Net sales for 2018 on a constant currency basis, and adjusted to eliminate sales to Kimberly-Clark, corporate sales and incremental sales from Cool Systems, Inc., our recent acquisition.	A key indicator of overall growth
Adjusted EBITDA	Diluted net income per share, adjusted for restructuring and IT transformation charges, divestiture-related gain and charges, spin-off related charges, intangible asset amortization, certain litigation costs, the impact of acquisitions and the impact of certain internal policy changes.	A key indicator of overall performance

To determine the payout percentage, the Committee assessed how the Company performed against the adjusted net sales and adjusted EBITDA goals. For 2018, the Committee set these goals and the corresponding initial payout percentages at the following levels:

RANGE OF PERFORMANCE LEVELS
MEASURE	THRESHOLD	TARGET	MAXIMUM
Adjusted Net Sales (millions) 70% weighting	$ 616.2	$ 648.7	$ 681.1
Adjusted EBITDA (millions) 30% weighting	$ 128.2	$ 142.4	$ 156.7
Initial Payout Percentage	0%	100%	200%

Actual Results and Actual Payout Percentages

For 2018, the Committee determined that the Company’s adjusted net sales were $634.4 million and its adjusted EBITDA was $142.5 million. Based on these results, the Committee determined the payout percentage to be 69.5% of target.

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Annual Cash Incentive Payouts for 2018

The following table shows the payout opportunities and the actual payouts of annual cash incentives for 2018 for each of our named executive officers. Payouts were based on the payout percentages for each element, weighted for each executive as shown above.

	ANNUAL INCENTIVE TARGET OPPORTUNITY		ANNUAL INCENTIVE MAXIMUM OPPORTUNITY		ACTUAL 2018 ANNUAL INCENTIVE PAYOUT
NAME	% OF BASE SALARY	AMOUNT ($)	% OF TARGET	AMOUNT ($)	% of TARGET	AMOUNT ($)
Joseph F. Woody	115%	1,048,283	200%	2,096,565	69.5	723,251
Steven E. Voskuil	70%	324,121	200%	648,242	69.5	223,624
John R. Tushar	60%	228,000	200%	456,000	69.5	127,848
John W. Wesley	60%	236,250	200%	472,500	69.5	164,194
Arjun R. Sarker	50%	189,375	200%	378,750	63.6	115,374

Mr. Tushar’s incentive payout for 2018 was prorated based on his first day of employment, March 12, 2018.

Mr. Sarker’s incentive payout for 2018 was prorated based on each of his two different roles during the year. He was paid a prorated amount for his previous role as Vice President Asia-Pacific from January 1, 2018 through May 22, 2018, for which he had a bonus target of 35%, and he was paid a prorated amount for his current role of Senior Vice President - International from May 22, 2018 through December 31, 2018, for which he had a bonus target of 50%.

The Committee believes that the 2018 annual incentive payout is consistent with the pay-for-performance objective of our executive officer compensation program.

Long-Term Equity Incentive Compensation

Our executive officers receive annual long-term equity incentive grants as part of their overall compensation package. These awards are consistent with the objectives of aligning our senior leaders’ interests with the financial interests of our stockholders, focusing on our long-term success, supporting our performance-oriented environment, and offering competitive compensation packages.

Information regarding long-term equity incentive awards granted to our named executive officers can be found under “Summary Compensation,” “Grants of Plan-Based Awards,” and “Discussion of Summary Compensation and Plan-Based Awards Tables.”

2018 Grants

In determining the 2018 long-term equity incentive award amounts for our named executive officers, the following factors were considered by the Committee, among others: the specific responsibilities and performance of the executive, business performance, retention needs, stock price performance, and other market factors. Because these awards are part of the annual compensation program that compares total direct annual compensation to the median of the peer group comparison, grants from prior years were not considered when setting 2018 targets or granting awards.

To determine target values, each named executive officer’s total direct annual compensation was compared to the median of the peer group, and then individual performance and the other factors listed above, as applicable, were considered. Target grant values were then approved by the Committee and were divided into two types:

•	Performance-based restricted share units (60 percent of the target grant value).
•	Stock options (40 percent of the target grant value).

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The Committee believed this allocation between performance-based restricted share units (PRSUs) and stock options supports the pay-for-performance and stockholder alignment objectives of our executive officer compensation program. In 2018, the following annual long-term equity incentive awards were granted to our named executive officers

NAME	TARGET GRANT VALUE OF AWARDS ($)	TARGET PRSUs AWARDED (#)	TARGET STOCK OPTIONS AWARDED (#)
Joseph F. Woody	3,540,000	43,436	25,566
Steven E. Voskuil	775,000	9,509	33,966
John R. Tushar	350,000	4,268	15,340
John W. Wesley	450,000	5,521	19,722
Arjun R. Sarker	64,500	619	1,178

For valuation purposes, each PRSU granted was assigned a value equal to the closing price of one share of Company common stock at the end of the day on the date of grant, and each stock option was assigned a value equal to the Black-Scholes valuation for that option at the end of the day on the date of grant.

In 2018, the target grant value of Mr. Sarker’s awards were based on his Vice President APAC role. The grants for that role are comprised of 50% PRSUs, 25% Time Based RSUs, and 25% Non-Qualified Stock Options. In addition to the amount shown in the table, Mr. Sarker had a target Time-Based RSU award of 310 shares.

Performance Goals and Potential Payouts for 2016 – 2018 PRSUs

For the PRSUs granted in 2016, the actual number of shares to be received by our named executive officers can range from zero to 200 percent of the target levels established by the Committee for each executive, depending on the degree to which the performance objectives for these awards are met over a three-year period.

The performance objectives for the 2016 awards are based on relative total shareholder return (“relative TSR”) for the period January 1, 2016 through December 31, 2018, measuring the Company’s performance relative to S&P 6-Digit GICS code for Healthcare Equipment and Supplies with annual revenue greater than $500 million from the most recent fiscal year. The potential payouts at varying levels of performance for the 2016-2018 PRSUs were as described below, with payouts between the levels determined on a straight-line basis:

GOAL	THRESHOLD	TARGET	MAXIMUM
Relative TSR	TSR rank at or above 25th	TSR rank at 50th	TSR rank below 75th
	Percentile	percentile	Percentile

Payout Scale	0%	100%	200%

Payout of 2016 PRSU’s

In February 2018, the Committee evaluated the results of the three-year performance for the 2016 PRSU’s. The Committee determined that the relative TSR was 41%. As a result, the Committee determined that the payout percentage for 2016 PRSU’s was 82% of target.

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Vesting Levels of Outstanding PRSUs

The performance goals of the PRSUs granted in 2018 and 2017 are also based on relative TSR and will vest on February 28, 2021 and March 1, 2020, respectively. As a result of the Company’s performance since those PRSUs were granted, the 2018 and 2017 PRSUs are on pace to vest at 0% percent and 0% percent of target, respectively.

BENEFITS AND OTHER COMPENSATION

Retirement Benefits

Our named executive officers, other than Mr. Sarker, received contributions from the Company under the Avanos Medical, Inc. 401(k) Plan (the “401(k) Plan”) and the Avanos Medical, Inc. Non-Qualified 401(k) Plan (the “Non-Qualified 401(k) Plan”). The Company does not have a defined benefit pension plan in the United States, and none of our named executive officers participate in any Company defined benefit pension plans.

The 401(k) Plan and Non-Qualified 401(k) Plan are consistent with those maintained by our peer group companies and are therefore necessary to remain competitive for recruiting and retaining executive talent. The Committee believes that these retirement benefits are important parts of our compensation program. For more information, see “Nonqualified Deferred Compensation – Overview of Qualified and Non-Qualified Plans” and “Pension Benefits.”

Mr. Sarker is a citizen of Singapore and received contributions from the Company under the laws applicable to Singapore’s Central Provident Fund. That the program is a broad-based statutory retirement program available to all Singapore citizens.

Other Compensation

We believe the perquisites provided to our executive officers are minimal and well below the median of those provided by our peer group. In addition, the Company does not provide tax reimbursement or gross-ups for perquisites offered to executive officers, except for certain relocation benefits.

Post-Termination Benefits

We maintain two severance plans that cover our executive officers: the Severance Pay Plan and the Executive Severance Plan. An executive officer may not receive severance payments under more than one severance plan. Benefits under these plans are payable only if the executive’s employment terminates under the conditions specified in the applicable plan. We believe that our severance plans are consistent with those maintained by our peer group companies and that they are therefore important for attracting and retaining executives who are critical to our long-term success and competitiveness. For more information about these severance plans and their terms, see “Potential Payments on Termination or Change of Control – Severance Benefits.”

Severance Pay Plan

Our Severance Pay Plan provides severance benefits to most of our U.S. hourly and salaried employees, including our named executive officers, who are involuntarily terminated under the circumstances described in the plan. The objective of this plan is to facilitate the employee’s transition to his or her next position, and it is not intended to serve as a reward for the employee’s past service.

Executive Severance Plan

Our Executive Severance Plan provides severance benefits to eligible executives, including our named executive officers, in the event of a qualified termination of employment (as defined in the plan) in connection with a change of control. For an eligible employee to receive a payment under this plan, two things must occur: there must be a change of control of the Company, and the executive must have been involuntarily terminated without cause or have resigned for good reason (as defined in the plan) within two years of the change of control (often referred to as a “double trigger”). The objective of this plan is to encourage the executive to stay with the Company in the event of a change of control transaction to ensure a smooth transition. Each of our named executive officers has entered into an agreement under the plan that expires on October 31, 2020, except that Mr. Tushar’s expires on March 12, 2021.

34      2019 Proxy Statement

EXECUTIVE COMPENSATION FOR 2019

Beginning in 2019, the Committee decided to approve excecutive officer compensation for 2019 during its meeting in April. No actions have been taken on executive officer compensation prior to the date of this proxy statement, except that the Committee decided not to change the Company’s (i) compensation objectives and policies, (ii) compensation design philosophy and guiding principles, (iii) executive compensation program components, or (iv) peer group.

ADDITIONAL INFORMATION ABOUT OUR COMPENSATION PRACTICES

As a matter of sound governance, we follow certain practices with respect to our Officer compensation program. We regularly review and evaluate our Officer compensation practices in light of regulatory developments, market standards and other considerations.

Use of Independent Compensation Consultant

The Committee engaged Meridian Compensation Partners LLC (“Meridian”) as its independent consultant to assist it in determining the appropriate Officer compensation under our compensation policies described above. Consistent with the Committee’s policy in which its independent consultant may provide services only to the Committee, Meridian had no other business relationship with the Company and received no payments from us other than fees and expenses for services to the Committee. See “Corporate Governance—Compensation Committee” for information about the use of compensation consultants.

Role of the Chief Executive Officer in Compensation Decisions

Our CEO makes a recommendation to the Committee each year on the appropriate target annual compensation for each of the other Officers. The Committee makes the final determination of the target annual compensation for each Officer, including our CEO. While our CEO and Chief Human Resources Officer typically attend Committee meetings, none of the other Officers is present during the portion of the Committee’s meetings when compensation for Officers is set. In addition, neither our CEO nor our Chief Human Resources Officer is present during the portion of the Committee’s meetings when their compensation is set.

Adjustment of Financial Measures for Annual and Long-Term Equity Incentives

Financial measures for the annual incentive programs are developed based on expectations about our planned activities and reasonable assumptions about the performance of our key business drivers for the applicable period. From time to time, however, discrete items or events may arise that were not contemplated by these plans or assumptions. These could include accounting and tax law changes, tax credits from items not within the ordinary course of our business operations, restructuring and write-off charges, significant acquisitions or dispositions, and significant gains or losses from litigation matters.

Under the Committee’s exception guidelines regarding our annual incentive program measures, the Committee may adjust in the future the calculation of financial measures for the incentive program to eliminate the effect of the types of items or events described above. In making these adjustments, the Committee’s policy is to seek to neutralize the impact of the unexpected or unplanned items or events, whether positive or negative, in order to provide consistent and equitable incentive payments that the Committee believes are reflective of our performance. In considering whether to make a particular adjustment under its guidelines, the Committee will review whether the item or event was one for which management was responsible and accountable, treatment of similar items in prior periods, the extent of the item’s or event’s impact on the financial measure, and the item’s or event’s characteristics relative to normal and customary business practices. Generally, the Committee will apply an adjustment to all compensation that is subject to that financial measure.

Pricing and Timing of Stock Option Grants and Timing of Performance-Based Equity Grants

Our policies and our Equity Participation Plan require stock options to be granted at no less than the closing price of our common stock on the date of grant, except for the options granted to replace Kimberly-Clark stock options forfeited as a result of the spin-off (which were priced to preserve the intrinsic value of the forfeited Kimberly-Clark options), and the other options granted following the spin-off which used a five-day variable weighted price. Stock option grants to our Officers are generally made annually at a meeting of the Committee that is scheduled at least one year in advance, and the grants

2019 Proxy Statement      35

are effective on the date of this meeting. However, if the meeting occurs during a period when we do not permit insiders to trade Company common stock (a “Blackout Period”), the stock option grants will not be effective until the first business day following the end of the Blackout Period. Our Blackout Periods end at 11:59 p.m. on the day we issue our quarterly earnings press releases. Our executives are not permitted to choose the grant date for their individual stock option grants.

The CEO has been delegated the limited authority to approve equity grants, including stock options, to employees for recruiting and special employee recognition and retention purposes. These grants may not exceed 100,000 shares in calendar year 2019. The CEO is not permitted to make any grants to any of our executive officers.

Annual stock option grants to non-executive officers are effective on the same date as the annual stock option grants to our executive officers. Recruiting, special recognition, and retention stock-based awards are generally made on a pre-determined date following our quarterly earnings release.

Prior to 2019, the Committee awarded performance-based restricted share units to executive officers at its February meetings. Beginning in 2019, performance based restricted share units will be awarded at its April meeting. We believe this practice is consistent with award practices at other public companies of comparable size. Our executives are not permitted to choose the grant date for their individual restricted share unit awards.

Policy on Incentive Compensation Clawback

As described in detail above, a significant percentage of our executive officer compensation is incentive-based. The determination of the extent to which the incentive objectives are achieved is based in part on the Committee’s discretion and in part on our published financial results. The Committee has the right to reassess its determination of the performance awards if the financial statements on which it relied are restated. The Committee has the right to direct management to seek to recover from any executive officer any amounts determined to have been inappropriately received by the individual executive officer. In addition, under the Company’s Equity Participation Plan, the Committee may require awards with performance goals under the Plan to be subject to any policy we may adopt relating to the recovery of that award to the extent it is determined that performance goals relating to the awards were not actually achieved. Further, the Sarbanes-Oxley Act of 2002 mandates that the CEO and the chief financial officer reimburse us for any bonus or other incentive-based or equity-based compensation paid to them in a year following the issuance of financial statements that are later required to be restated as a result of misconduct. The Committee intends to review and revise the incentive compensation clawback policy once the SEC issues final regulations on clawbacks under the Dodd-Frank legislation enacted in 2010.

Stock Ownership Guidelines

We strongly believe that the financial interests of our executive officers should be aligned with those of our stockholders. Accordingly, the Committee has established the following stock ownership guidelines for our executive officers:

Target Stock Ownership Amounts

POSITION	OWNERSHIP LEVEL
Chief Executive Officer	Five times annual base salary
Other named executive officers	Two times annual base salary

Failure to attain these targeted stock ownership levels within five years from date of hire for, or appointment to, an eligible position can, at the committee’s discretion, result in the reduction of part or all of the executive’s annual cash incentive (with a corresponding grant of time-vested restricted share units or restricted stock in that amount), or a reduction in future long-term equity incentive awards, either of which may continue until the ownership guideline is achieved. In determining whether our stock ownership guidelines have been met, any restricted stock and time-vested restricted share units held are counted as owned, but performance-based restricted share units are excluded until they vest. The Committee annually reviews executive officer stock ownership levels for compliance with these guidelines.

36      2019 Proxy Statement

Other Polices Relating to Transactions in COMPANY Securities

We require all executive officers to pre-clear transactions involving our common stock (and other securities related to our common stock) with our Legal Department.

We do not permit our executive officers to engage in transactions that hedge an executive officer’s economic risk of owning shares of our common stock. Thus, our executive officers may not engage in hedging transactions in the Company’s shares such as puts, calls, prepaid variable forwards, equity swaps, collars and other derivative securities on an exchange or in any other organized market. Our executive officers also may not engage in short sales of the Company’s shares, meaning sales of shares that are not owned at the time of sale. Additionally, our executives are not permitted to pledge shares of our common stock owned by them as collateral for loans or other obligations.

Corporate Tax Deduction for Executive Compensation

The United States income tax laws generally limit the deductibility of compensation paid to any of a company’s named executive officers to $1,000,000 per year. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “New Tax Law”), this limitation did not apply to compensation paid to the chief financial officer or to qualified performance-based forms of compensation if certain requirements were met. Several classes of our executive compensation, including option awards and portions of our long-term equity grants to executive officers, were designed to meet the requirements for deductibility.

Among other things, the New Tax Law included the chief financial officer as one of the covered employees and eliminated exceptions to the limit for qualified performance-based forms of compensation. Compensation paid to our named executive officers in excess of $1,000,000 will no longer be deductible unless it qualifies for the transition relief provisions of the New Tax Law, which are limited to certain arrangements that were in place as of November 2, 2017. Despite the fact that certain of our executive programs that were in place prior to such date were intended to qualify as performance-based compensation and have not been materially amended or modified, the Company recognizes that there is continued ambiguity in applying the New Tax Law, which remains subject to further guidance. Accordingly, there can be no assurance that these awards will be fully deductible under the transition relief provisions of the New Tax Law.

Although tax deductibility of compensation is preferred, it is not a primary objective of our compensation programs. In the Committee’s view, meeting the compensation objectives set forth above is more important than the benefit of being able to deduct the compensation for tax purposes. The Committee has always reserved the ability to award compensation that is not exempt from the deduction limits of 162(m).

COMPENSATION COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Compensation Committee of the Company has oversight of compensation policies designed to align executive officers’ compensation with our overall business strategy, values, and management initiatives. In discharging its oversight responsibility, the Committee has retained an independent compensation consultant to advise the Committee regarding market and general compensation trends.

The Committee has reviewed and discussed the Compensation Discussion and Analysis with our management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based upon this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2018.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS Julie Shimer, Chairperson John Byrnes William Hawkins Maria Sainz

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ANALYSIS OF COMPENSATION- RELATED RISKS

The Committee has reviewed an assessment of our compensation programs for our employees, including our executive officers, to analyze the risks arising from our compensation systems. The Committee’s independent consultant assisted with the review of our executive compensation programs.

Based on this assessment, the Committee believes that the design of our compensation programs, including our executive compensation program, does not encourage our executives or employees to take excessive risks and that the risks arising from these programs are not reasonably likely to have a material adverse effect on the Company.

Several factors contributed to the Committee’s conclusion, including:

•	The Committee believes the Company maintains a values-driven, ethics-based culture supported by a strong tone at the top.
•	The performance targets for annual cash incentive programs are selected to ensure that they are reasonably attainable in a manner consistent with the Company’s business plans without encouraging executives or employees to take inappropriate risks.
•	An analysis by the Committee’s consultant indicated that our compensation programs are consistent with those of our peer group. In addition, the analysis noted that target levels for direct annual compensation are compared to the median of our peer group.
•	The Committee believes the allocation among the components of direct annual compensation provides an appropriate balance between annual and long-term incentives, total fixed, and performance-based compensation.
•	Annual cash incentives and long-term performance-based restricted share unit awards under our executive compensation program are capped at a reasonable percent of the target award, and all other material non-executive cash incentive programs are capped at reasonable levels, which the Committee believes protects against disproportionately large incentives.
•	The Committee believes the performance measures and the multi-year vesting features of the long-term equity incentive compensation component encourage participants to seek sustainable growth and value creation.
•	The Committee believes inclusion of share-based compensation through the long-term equity incentive compensation component encourages appropriate decision-making that is aligned with the long-term interests of stockholders.
•	Our stock ownership guidelines further align the interests of management and stockholders.

38      2019 Proxy Statement

COMPENSATION TABLES

SUMMARY COMPENSATION

The following table contains information concerning compensation awarded to, earned by, or paid to the Company’s named executive officers by the Company for the years 2016 through 2018. Position titles refer to each Company named executive officer’s title at the Company effective December 31, 2018. Additional information regarding the items reflected in each column follows the table.

Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)		BONUS ($)		STOCK AWARD ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Joseph F. Woody	2018	904,913				2,474,002	2,897,616	723,251		157,487	7,157,268
Chief Executive Officer	2017	442,500				3,135,706	1,416,004	884,124	—	284,761	6,163,095
Steven E. Voskuil	2018	459,659				464,995	634,345	223,624	—	58,956	1,841,578
Senior Vice President and	2017	449,544				602,653	320,003	522,940	—	79,422	1,974,562
Chief Financial Officer	2016	436,450				657,562	319,997	510,821	—	45,916	1,970,746
John R. Tushar	2018	306,591		100,000	[2]	210,005	450,248	127,848	—	183,173	1,377,865
President, Global
Franchises
John W. Wesley	2018	393,750				269,994	368,306	164,194		47,354	1,243,598
Senior Vice President	2017	393,750				376,627	200,003	395,482	—	51,263	1,417,125
and General Counsel	2016	393,750				410,971	200,000	395,010	—	24,392	1,424,123
Arjun R. Sarker	2018	399,957	[1]	129,000	[3]	16,127	211,897	115,374	—	246,577	1,118,933
Senior Vice President, International

(1)	Mr. Sarker – Base salary is a combination of US and Singapore earnings (including transportation allowance in Singapore of USD $27,000.
(2)	Mr. Tushar – New Hire sign on cash award paid April 2018
(3)	Mr. Sarker – Cash award in August 2018 related to relocation to the United States and anticipated higher cost of living

Salary. The amounts in this column represent base salary earned during the year.

Bonus. The amounts in this column reflect cash payments to Mr. Tushar and Mr. Sarker in connection with assuming their respective new positions in 2018.

Stock Awards and Option Awards. The amounts in these columns reflect the grant date fair value, computed in accordance with ASC Topic 718, of restricted share unit awards and stock options, respectively, granted under the Avanos Medical, Inc. Equity Participation Plan in 2018, 2017, and 2016. See Note 12 to our audited consolidated and combined financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for the assumptions used in valuing and expensing these restricted share units and stock option awards in accordance with ASC Topic 718.

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For awards that are subject to performance conditions, the value is based on the probable outcome of the conditions at grant date. This value, as well as the value of the awards at the grant date assuming the highest level of performance conditions will be achieved and using the grant date stock price, is set forth below:

NAME	YEAR	STOCK AWARDS AT GRANT DATE VALUE ($)	STOCK AWARDS AT HIGHEST LEVEL OF PERFORMANCE CONDITIONS ($)
Joseph F. Woody	2018	2,124,000	4,248,000
	2017	2,123,996	4,247,992
Steven E. Voskuil	2018	465,000	930,000
	2017	480,008	960,017
	2016	480,008	960,016
John R. Tushar	2018	210,000	420,000
John W. Wesley	2018	270,000	540,000
	2017	299,980	599,961
	2016	300,002	600,004
Arjun R. Sarker	2018	135,000	420,000

Non-Equity Incentive Plan Compensation. The amounts in this column are the annual cash incentive payments described above in “Compensation Discussion and Analysis.” These amounts were earned during the years indicated and were paid to the Company’s named executive officers in February or March of the following year.

Change in Pension Value and Nonqualified Deferred Compensation Earnings.

Each of the Company’s named executive officers, other than Mr. Sarker, participated in the Avanos Medical Supplemental 401(k) Plan, a non-qualified defined contribution plan. Earnings on each of these plans are not included in the Summary Compensation Table because the earnings were not above-market or preferential. See “Nonqualified Deferred Compensation” below for a discussion of this plan and each named executive officer’s earnings under the plan in 2018.

All Other Compensation. All other compensation consists of the following:

NAME	YEAR	PERQUISITES ($)(1)	DEFINED CONTRIBUTION PLAN AMOUNTS ($)(2)	TAX GROSS-UP ($)(3)	TOTAL ($)
Joseph F. Woody	2018	41,189	107,342	8,956	157,487
	2017	194,156	20,206	70,400	284,761
Steven E. Voskuil	2018		58,956		58,956
	2017	8,446	69,788	1,189	79,422
	2016	10,000	27,543	8,374	45,916
John R. Tushar	2018	88,980	23,100	71,093	183,173
John W. Wesley	2018		47,354		47,354
	2017		51,263		51,263
	2016		24,392		24,392
Arjun R. Sarker	2018	127,313	12,728	106,537	246,577

(1)	Perquisites. Perquisites for Mr. Woody included reimbursement for moving expenses in connection with his relocation to the Atlanta area to assume his new role as CEO in 2017. Perquisites for Mr. Woody also included payment to outside counsel for representing Mr. Woody in his individual capacity with respect to Company matters in 2018. Perquisites for Mr. Voskuil included reimbursement for moving expenses in connection with his relocation to the Atlanta area to continue in his role as CFO. Perquisites for Mr. Tushar included reimbursement for moving expenses in connection with his relocation to the Atlanta area to assume his new role as President – Global Franchises in 2018. Perquisites for Mr. Sarker included reimbursement for moving expenses in connection with his relocation to the Atlanta area to assume his new role as Senior Vice President – International in 2018.
(2)	Defined Contribution Plan Amounts. Matching contributions were made under the Avanos Medical 401(k) Plan and Supplemental 401(k) Plan in 2018 and 2017 for Mr. Woody, 2018 for Mr. Tushar, and in 2018, 2017, and 2016 for Messrs. Voskuil and Wesley. Contributions were made for Mr. Sarker under the laws applicable to the Central Provident Fund in Singapore, a program that is a broad-based statutory retirement program available to all Singapore citizens.
(3)	Tax Gross-Ups. The amounts shown for Messrs. Woody, Tushar, and Sarker reflect tax reimbursement under our executive relocation program in connection with their relocation to the Atlanta area to assume their new roles, as applicable.

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GRANTS OF PLAN-BASED AWARDS

The following table sets forth Company plan-based awards granted to the Company’s named executive officers during 2018 on a grant-by-grant basis.

Grants Of Plan-Based Awards In 2018

								ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(5)

NAME	GRANT TYPE	DATE COMMITTEE TOOK ACTION(3)	GRANT DATE(3)	ESTIMATED FUTURE PAYOUTS UNDER NON- EQUITY INCENTIVE PLAN AWARDS(1)		ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)
				TARGET ($)	MAXIMUM ($)	TARGET ($)	MAXIMUM ($)
Joseph F. Woody	Performance-based RSUs(4)	2/21/2018	2/28/2018			43,436	86,872				2,897,616
	Time-vested stock option(8)	2/21/2018	5/3/2018						180,716	52.10	2,474,002
	Annual cash incentive award			1,048,283	2,096,565
Steven E. Voskuil	Performance-based RSUs(4)	2/21/2018	2/28/2018			9,509	19,018				634,345
	Time-vested stock option	2/21/2018	5/3/2018						33,966	52.10	464,995
	Annual cash incentive award			324,121	648,242
John R. Tushar	Performance-based RSUs(4)	3/12/2018	3/12/2018			4,268	8,536				275,243
	Time-vested stock option	3/12/2018	5/3/2018						15,340	52.10	210,005
	Annual cash incentive award			228,000	456,000
	Time-vested RSUs(6)	3/12/2018	3/12/2018					3,557			175,004
John W. Wesley	Performance-based RSUs(4)	02/21/2018	2/28/2018			5,521	11,042				368,306
	Time-vested stock option	02/21/2018	5/3/2018						19,722	52.10	269,994
	Annual cash incentive award			236,250	472,500
Arjun R. Sarker	Performance-based RSUs(4)	04/25/2018	5/3/2018			619	1,238				45,750
	Time-vested stock option	04/25/2018	5/3/2018						1,178	52.10	16,127
	Time-vested RSUs(7)	04/25/2018	5/3/2018					3,189			166,147
	Annual cash incentive award			189,375	378,750

(1)	Represents the potential annual performance-based incentive cash payments each named executive officer could earn in 2018. These awards were granted under the Management Achievement Award Program, which is the annual cash incentive program for the Company’s executive officers. Actual amounts earned in 2018 were based on the 2018 objectives established by the Compensation Committee. See “Compensation Discussion and Analysis.” At the time of the grant, the incentive payment could range from the threshold amount to the maximum amount depending on the extent to which the 2018 objectives were met. The actual amounts paid in 2019 based on the 2018 objectives are set forth in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”
(2)	Performance-based restricted share units granted to the named executive officers under the Equity Participation Plan.
(3)	The grant date for each award is the effective date of each grant established by the Compensation Committee when it took action to grant the awards, unless there is a date for such grant in the column entitled “Date Committee Took Action.” If the date on which the Committee takes action to approve a grant falls during a blackout period during which insiders are not permitted to buy or sell shares of our common stock, then the grant is made effective as of a later date when the blackout period has expired. Our blackout periods typically expire at 11:59 p.m. Eastern time on the day after we publicly release the results of the prior quarter. In addition, as described in “Compensation Discussion and Analysis,” the Committee approved the dollar value of the 2018 time-vested stock options grants to executive officers at its meetings in February but the option award is not effective until May when annual option awards are granted to non-executive officers.
(4)	Performance based restricted share units granted under the Equity Participation Plan to Mr. Tushar on March 12, 2018, and to the other named executive officers on February 27, 2018 with respect to annual long-term incentive grants. See “Compensation Discussion and Analysis” for a discussion of our annual long-term annual grants.
(5)	Grant date fair value is determined in accordance with ASC Topic 718. See Note 12 to our audited consolidated and combined financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for the assumptions used in valuing and expensing these restricted share units and stock option awards in accordance with ASC Topic 718.
(6)	Time-vested restricted stock units granted under the Equity Participation Plan to Mr. Tushar on March 12, 2018 as a signing bonus when he agreed to assume his role as President, Global Franchises.
(7)	Includes 2,879 Time-vested restricted share units granted under the Equity Participation Plan to Mr. Sarker on May 3, 2018 as a signing bonus when he agreed to assume his role as Senior Vice President, International.
(8)	Includes 155,150 Time-vested stock options granted under the Equity Participation Plan to Mr. Woody on May 3, 2018 as a closing bonus related to successfully closing the sale of S&IP to Owens & Minors by April 30, 2018.

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DISCUSSION OF SUMMARY COMPENSATION AND PLAN-BASED AWARDS TABLES

The Company’s executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards in 2018 table was paid or awarded, are described in the “Compensation Discussion and Analysis” above.

OUTSTANDING EQUITY AWARDS

The following table provides information about outstanding Company equity awards for the named executive officers as of December 31, 2018. The 2018, 2017 and 2016 awards were part of our annual long-term incentive compensation awards. The 2015 awards were part of our annual long-term incentive compensation awards or our 2015 Grow to Greatness awards. The 2014 awards were related to our spin-off Kimberly-Clark Corporation on October 31, 2014.

Outstanding Equity Awards As Of December 31, 2018(1)

		OPTION AWARDS(2)				STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)(3)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(5)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(8)
Joseph F. Woody	5/3/2018		25,566	52.10	5/3/2028				—
	5/3/2018		155,150	52.10	5/3/2028				—
	2/27/2018								43,436
	6/26/2017	44,715	104,338	39.93	6/26/2027
	6/26/2017					16,696	(4)	747,814
	6/26/2017								53,193	(7)	2,456,453
Steven E. Voskuil	5/3/2018		33,966	52.10	5/3/2028
	2/27/2018								9,509		425,908
	5/3/2017	10,774	25,141	36.74	5/3/2027
	2/28/2017								12,289	(7)	550,424
	5/5/2016	24,934	16,624	29.48	5/5/2026
	3/1/2016								17,493	(6)	783,511
	5/5/2015	24,840		45.53	5/5/2025
	3/18/2015	238	475	47.62	3/5/2025
	3/5/2015	7,135	14,269	45.47	3/5/2025
	11/7/2014	14,135		26.04	5/2/2022
	11/7/2014	20,443		34.24	5/1/2023
	11/7/2014	31,671		37.50	6/19/2024
	11/7/2014	6,000		37.88	11/7/2024
John R Tushar	5/3/2018		15,340	52.10	5/3/2028
	3/12/2018					3,557	(10)	159,318
	3/12/2018								4,268	(10)	191,164
											(Continued)

42      2019 Proxy Statement

		OPTION AWARDS(2)				STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)(3)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(5)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(8)
John W. Wesley	5/3/2018		19,722	52.10	5/3/2028
	2/27/2018								5,521		247,286
	5/3/2017	6,734	15,713	36.74	5/3/2027
	2/28/2017								7,680	(7)	343,987
	5/5/2016	15,584	10,390	29.48	5/5/2026
	3/1/2016								10,933	(6)	489,689
	5/5/2015	12,821		45.53	5/5/2025
	3/5/2015	3,806	7,610	45.47	3/5/2025
	11/7/2014	2,200		37.88	11/7/2024
Arjun R. Sarker	5/3/2018								619		27,725
	5/3/2018					310		13,885
	5/3/2018					2,879	(11)	128,950
	5/3/2018		1,178	52.10	5/3/2028
	5/3/2017								1,021		45,731
	5/3/2017					510		22,843
	5/3/2017	631	1,473	36.74	5/3/2027
	2/2/2017					2,000	(9)	89,580

(1)	The amounts shown reflect outstanding equity awards granted under the Equity Participation Plan.
(2)	Stock options granted under the Equity Participation Plan generally become exercisable in three annual installments of 30 percent, 30 percent and 40 percent, beginning on the first anniversary of the grant date. Grow to Greatness awards become exercisable in three annual installments of 33.3% each, beginning on March 5, 2017. All options become exercisable for three years upon death or total and permanent disability and for the earlier of five years or the remaining term of the options, upon retirement of the officer. In addition, options generally become exercisable upon a termination of employment following a change of control, and options granted to the named executive officers are subject to the Executive Severance Plan. See “Potential Payments on Termination or Change of Control” below. The options may be transferred by the officers to family members or certain entities in which family members have interests.
(3)	The option price per share is equal to the closing price per share of the Company’s common stock at grant date, except for replacement options which have a grant price intended to preserve the intrinsic value of the forfeited Kimberly-Clark options being replaced, and options granted immediately following the spin-off which were priced using a weighted average closing price for the first five trading days following the effective date of the spin-off.
(4)	Time-vested restricted share units granted under the Equity Participation Plan to Mr. Woody on June 26, 2017 as a signing bonus when he agreed to assume his role as CEO.
(5)	The values in this column are based on the closing price of our common stock on December 31, 2018 of $44.79 per share.
(6)	These performance restricted share units vest on March 1, 2019.
(7)	These performance restricted share units vest on February 28, 2020.
(8)	The values in this column are based on the closing price of our common stock on December 31, 2018 of $44.79 per share. The value assumes the performance-based restricted share units will payout at target. As of December 31, 2018, the performance-based share units issued in March 2016 will payout at 82 percent; the performance-based share units issued in February 2017 and June 2017 are on pace to payout at 0 percent and the performance-based share units issued in February 2018 and March 2018 are on pace to payout at 0 percent.
(9)	Time-vested restricted share units granted under the Equity Participation Plan to Mr. Sarker on February 2, 2017 as a signing bonus when he agreed to assume his role as Vice President, APAC.
(10)	Time-vested restricted share units granted under the Equity Participation Plan to Mr. Tushar on March 12, 2018 as a signing bonus when he agreed to assume his role as President, Global Franchises.
(11)	Time-vested restricted share units granted under the Equity Participation Plan to Mr. Sarker on May 3, 2018 as a signing bonus when he agreed to assume his role as Senior Vice President, International.

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OPTION EXERCISES AND STOCK VESTED

The following table sets forth information concerning Company stock options exercised and stock awards vested during 2018 for the Company’s named executive officers.

Option Exercises And Stock Vested In 2018

	OPTION AWARDS		STOCK AWARDS(1)
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)
Joseph F. Woody	—	—	8,348	485,770
Arjun R. Sarker			2,000	96,620

(1)	The amounts in this table reflect Company time-based restricted share units that vested during the year.
(2)	The dollar amount reflects the total pre-tax value received by the Company’s named executive officers upon the vesting of the time-vested restricted share units (number of shares vested times the closing price of the Company’s common stock on the vesting date), including cash paid in lieu of fractional shares. It is not the grant date fair value disclosed in other locations in this proxy statement.

PENSION BENEFITS

The Company does not offer a pension plan in the United States, and none of the Company’s executive officers participate in a Company pension plan.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information concerning the Company’s nonqualified defined contribution plan and deferred compensation plans for the Company’s named executive officers during 2018.

2018 Nonqualified Deferred Compensation

NAME	PLAN	COMPANY CONTRIBUTIONS IN 2018 ($)(1)	AGGREGATE EARNINGS IN 2018 ($)(2)	AGGREGATE BALANCE AT DECEMBER 31, 2018 ($)
Joseph F. Woody	Non-Qualified 401(k) Plan	90,842	(6,019)	88,903
Steven E. Voskuil	Non-Qualified 401(k) Plan	42,456	(23,186)	299,320
John R. Tushar	Non-Qualified 401(k) Plan	7,895	(0)	7,895
John W. Wesley	Non-Qualified 401(k) Plan	30,854	(18,277)	412,167
Arjun R. Sarker(3)	Non-Qualified 401(k) Plan

(1)	Contributions consist of amounts accrued by the Company under the Avanos Medical Non-Qualified 401(k) Plan. These amounts are included in the Summary Compensation
Table and represent a portion of the Defined Contribution Plan Payments included in All Other Compensation.
(2)	The amounts in this column show the changes in the aggregate account balance for the Company’s named executive officers during 2018 that are not attributable to company contributions. Aggregate earnings are not included in the Summary Compensation Table because the earnings are not above-market or preferential.
(3)	The Company’s annual contributions to Mr. Sarker under the laws applicable to Singapore’s Central Provident Fund are disclosed in the All Other Compensation table.

44      2019 Proxy Statement

Overview of Qualified and Non-Qualified Plans. The following is an overview of the Company’s qualified and non-qualified plans offered to our executive officers as of December 31, 2018.

	AVANOS MEDICAL 401(K) PLAN	AVANOS MEDICAL NON-QUALIFIED 401(K) PLAN
Purpose	To assist employees in saving for retirement	To provide benefits to the extent necessary to fulfill the intent of the Avanos Medical 401(k) Plan without regard to the limitations imposed by the Code on qualified defined contribution plans
Eligible participants	Most employees	Salaried employees impacted by limitations imposed by the Code on the Avanos Medical 401(k) Plan
Is the plan qualified under the Code?	Yes	No
Can employees make contributions?	Yes	No
Does the Company make contributions or match employee contributions?	The Company matches 100% of employee contributions, to a yearly maximum of 6% of eligible compensation.	The Company provides credit to the extent the Company’s contributions to the Avanos Medical 401(k) Plan are limited by the Code
When do account balances vest?	Immediately	Immediately
How are account balances invested?	Account balances are invested in certain designated investment options selected by the participant	Account balances are credited with earnings and losses as if such account balances were invested in certain designated investment options selected by the participant
When are account balances distributed?	Distributions of the participant’s vested account balance are only available after termination of employment. Loans, hardship and certain other withdrawals are allowed prior to termination of employment for certain vested amounts under the Avanos Medical 401(k) Plan	Distributions of the participant’s vested account balance are payable after termination of employment.

The Avanos Medical Non-Qualified 401(k) Plan is not funded and represents a general obligation of the Company.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE OF CONTROL

The Company’s executive officers are eligible to receive certain benefits in the event of termination of employment, including following a change of control of the Company. This section describes various termination scenarios as well as the payments and benefits payable under those scenarios.

Severance Benefits

The Company maintains two severance plans that cover its executive officers, depending on the circumstances that result in their termination. Those plans include the Executive Severance Plan, which is applicable when an executive officer is terminated following a change of control, and the Severance Pay Plan, which is applicable in the event of certain other involuntary terminations. An executive officer may not receive severance payments under more than one of the plans described below.

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Executive Severance Plan. The Company’s Board of Directors determines the eligibility criteria for participation in the Executive Severance Plan. The Company has entered into an agreement under this plan with each of its named executive officers. The agreements provide that, in the event of a “Qualified Termination of Employment” (as described below), the executive officers will each receive a cash payment in an amount equal to the sum of:

•	For the CEO, two times the sum of annual base salary and the average of the annual cash incentive awards for the prior three years, or such fewer number of years for which the CEO had been employed by the Company, and for any other executive officer, one and one-half times the sum of annual base salary and the average of the annual cash incentive awards for the prior three years, or such fewer number of years for which the executive officer had been employed by the Company,
•	If the separation from service occurs after March 31 of a given year, the pro-rated annual cash incentive award for that year, assuming that performance was achieved at the target level of performance,
•	The value of any outstanding stock option awards, based on the closing price of the Company’s common stock at the date of the Qualified Termination of Employment,
•	The value of the employer match each executive officer would have received if he or she had remained employed an additional two years under the Avanos Medical 401(k) Plan and Avanos Medical Non-Qualified 401(k) Plan, and
•	For the CEO, two times the value of the amount of COBRA premiums for medical and dental coverage and for any other executive officer, one and one-half times the value of the amount of COBRA premiums for medical and dental coverage.

A “Qualified Termination of Employment” is a separation from service within two years following a change of control of the Company (as defined in the plan) either involuntarily without cause or by the participant with good reason (as defined in the plan). In addition, any involuntary separation from service without cause within one year before a change of control will also be determined to be a Qualified Termination of Employment if it is in connection with, or in anticipation of, a change of control.

The current agreements with each executive officer expire on October 31, 2020, except that Mr. Tushar’s agreement expires in March 12, 2021, all unless extended by the Company’s Compensation Committee.

The Executive Severance Plan provides that the executive officers are not entitled to a tax gross-up if they incur an excise tax due to the application of Section 280G of the Code. Instead, payments and benefits payable to an executive officer will be reduced to the extent doing so would result in the officer retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits.

The agreements with the executive officers provide that they will retain in confidence any confidential information known to them concerning the Company and the Company’s business so long as such information is not publicly disclosed.

Severance Pay Plan. The Company’s Severance Pay Plan generally provides eligible employees (including the Company’s named executive officers) severance payments and benefits in the event of certain involuntary terminations. Benefits under the Severance Pay Plan depend on the participants’ employee classification.

Under the Severance Pay Plan, if an executive officer’s employment was involuntarily terminated, he or she would receive:

•	For the CEO, two times the sum of annual base salary and the average annual incentive award for the three prior fiscal years, or such fewer number of years for which the CEO had been employed by the Company, and for any other executive officer, one and one-half times the sum of annual base salary and the average annual incentive award for the three prior fiscal years, or such fewer number of years for which the executive officer had been employed by the Company,
•	If the termination occurs after March 31 of a given year, a pro-rated annual incentive award for that year based on actual performance,
•	Six months of COBRA premiums for medical coverage, and
•	Six months of outplacement services and three months of participation in Avanos Medical’s employee assistance program.

46      2019 Proxy Statement

Severance pay under the Severance Pay Plan will not be paid to any participant who is terminated for cause (as defined in the plan), is terminated during a period in which the participant is not actively at work for more than 25 weeks (except to the extent otherwise required by law), voluntarily quits or retires, dies or is offered a comparable position (as defined in the plan).

A named executive officer must execute a full and final release of claims against the Company within a specified period of time following termination to receive severance benefits under the Severance Pay Plan. If the release has been timely executed, severance benefits are payable as a lump sum cash payment no later than 60 days following the participant’s termination date. Any current year annual incentive award that is payable under the Severance Pay Plan will be paid at the same time as it was payable under the Executive Officer Achievement Award Program or the Management Achievement Award Program, as applicable, but no later than 60 days following the calendar year of the separation from service.

Retirement, Death and Disability

Retirement. Retirement is defined as separation from service on or after the age of 60 with five years of service, or on or after age 55 with ten years of service. Years of service at Kimberly-Clark prior to the spin-off are considered years of service for the definition of retirement. In the event of retirement, the Company’s named executive officers are entitled to receive:

•	Accelerated vesting of unvested stock options (excluding the Grow-to-Greatness options granted in 2015), and the options will be exercisable until the earlier of five years or the remaining term of the options,
•	For units outstanding more than six months after the date of grant, performance-based restricted share units will be payable based on attainment of the performance goal at the end of the performance period,
•	Time-vested restricted share units will be vested pro rata, based on the number of full months of employment during the restricted period prior to the participant’s termination of employment, payable within 70 days following the end of the performance period,
•	Annual incentive award payment under the Management Achievement Award Program, as determined by the Company’s Compensation Committee in its discretion.

Death. In the event of death while an active employee, the following benefits are payable:

•	Accelerated vesting of unvested stock options, and the options will be exercisable until the earlier of three years or the remaining term of the options,
•	Time-vested restricted share units will be vested pro rata, based on the number of full months of employment during the restricted period prior to the participant’s termination of employment, payable within 70 days following the end of the restricted period,
•	For units outstanding more than six months after the date of grant, performance-based restricted share units will be vested pro rata, based on attainment of the performance goal at the end of the restricted period, payable within 70 days following the end of the performance period,
•	Annual incentive award payment under the Management Achievement Award Program, as determined by the Avanos Medical Compensation Committee in its discretion, and
•	Payment of benefits under the Company’s group life insurance plan (which is available to all salaried employees in the United States) equal to two times the participant’s annual pay, up to $1 million (plus any additional coverage of three, four, five or six times the participant’s annual pay, in increments of up to $1 million each, purchased by the participant at group rates). The Company-provided and employee-purchased benefits cannot exceed $6 million.

2019 Proxy Statement      47

Disability. In the event of a separation from service due to a total and permanent disability, as defined in the applicable plan, the Company’s named executive officers are entitled to receive:

•	Accelerated vesting of unvested stock options, and the options will be exercisable until the earlier of three years or the remaining term of the options,
•	Time-vested restricted share units will be vested pro rata, based on the number of full months of employment during the restricted period prior to the participant’s termination of employment, payable within 70 days following the end of the performance period,
•	For units outstanding more than six months after the date of grant, performance-based restricted share units will be vested pro rata, based on attainment of the performance goal at the end of the restricted period, payable within 70 days following the end of the restricted period,
•	Annual incentive award payment under the Management Achievement Award Program, as determined by the Company’s Compensation Committee in its discretion,
•	Continuing coverage under the Company’s group life insurance plan (available to all U.S. salaried employees), with no requirement to make monthly contributions toward coverage during disability, and
•	Payment of benefits under the Company’s Long-Term Disability Plan (available to all U.S. salaried employees). Long-term disability under the plan would provide income protection of monthly base pay, ranging from a minimum monthly benefit of $50 to a maximum monthly benefit of $20,000. Benefits are reduced by the amount of any other Company or government-provided income benefits received (but will not be lower than the minimum monthly benefit).

Potential Payments on Termination or Change of Control Table

The following table presents the approximate value of (1) the severance benefits for the named executive officers under the Executive Severance Plan had a Qualified Termination of Employment under that plan occurred on December 31, 2018; (2) the severance benefits for the named executive officers under the Severance Pay Plan if an involuntary termination had occurred on December 31, 2018; (3) the benefits that would have been payable on the death of the named executive officers on December 31, 2018; (4) the benefits that would have been payable on the total and permanent disability of the named executive officers on December 31, 2018; and (5) the potential payments to Mr. Wesley if he had retired on December 31, 2018. If applicable, amounts in the table were calculated using the closing price of the Company’s common stock on December 31, 2018 of $44.79 per share.

Because none of the Company’s named executive officers, other than Mr. Wesley, were eligible to retire as of December 31, 2018, potential payments assuming retirement on that date are not included for the other named executive officers. The value of benefits that already were vested as of December 31, 2018, such as vested but unexercised stock options and the balances of the executive officers’ accounts under the Company’s 401(k) Plan and Supplemental 401(k) Plan, are not included in the table.

The amounts presented in the following table are in addition to amounts each named executive officer earned or accrued prior to termination, such as previously vested benefits under Company’s qualified and non-qualified plans, previously vested options, restricted stock and restricted share units and accrued salary and vacation. For information about these previously earned and accrued amounts, see the “Summary Compensation Table,” “Outstanding Equity Awards,” “Option Exercises and Stock Vested,” and “Nonqualified Deferred Compensation.”

48      2019 Proxy Statement

NAME	CASH PAYMENT ($)		EQUITY WITH ACCELERATED VESTING ($)		ADDITIONAL RETIREMENT BENEFITS ($)		CONTINUED BENEFITS AND OTHER AMOUNTS ($)		TOTAL ($)
Joseph F. Woody
Qualified Termination of Employment in connection with a Change in Control(1)	4,377,560		724,398	(2)	215,481	(3)	28,863	(4)	5,346,301
Involuntary termination absent a Change in Control(5)	4,377,560						13,221	(6)	4,390,781
Death(7)	1,723,251	(8)	3,037,162	(2)					4,760,413
Disability	723,251		2,829,978	(2)					3,553,229
Steven E. Voskuil
Qualified Termination of Employment in connection with a Change in Control(1)	1,483,998		1,678,614	(2)	99,273	(3)	31,687	(4)	3,293,572
Involuntary termination absent a Change in Control(5)	1,483,998						16,568	(6)	1,500,566
Death(7)	1,122,724	(8)	2,041,174	(2)					3,163,898
Disability	223,624		2,873,276	(2)					3,096,900
John R. Tushar
Qualified Termination of Employment in connection with a Change in Control(1)	1,223,204				84,176	(3)	22,336	(4)	1,329,716
Involuntary termination absent a Change in Control(5)	1,223,204						13,451	(6)	1,236,654
Death(7)	887,848	(8)	467,620	(2)					1,355,468
Disability	127,848		87,620	(2)					215,469
John W. Wesley
Qualified Termination of Employment in connection with a Change in Control(1)	1,185,857		593,562	(2)	80,694	(3)	31,687	(4)	1,891,800
Involuntary termination absent a Change in Control(5)	1,185,857						16,568	(6)	1,202,425
Death(7)	951,694	(8)	946,535	(2)					1,898,229
Disability	164,194		1,334,951	(2)					1,499,145
Retirement	164,194		946,535	(2)					1,110,729
Arjun R. Sarker
Qualified Termination of Employment in connection with a Change in Control(1)	1,192,360		16,937	(2)	84,026	(3)	30,562	(4)	1,323,885
Involuntary termination absent a Change in Control(5)	1,192,360						16,193	(6)	1,208,552
Death(7)	872,874	(8)	651,078	(2)					1,523,952
Disability	115,374		141,037	(2)					256,411

(1)	Represents amounts payable under the Company’s Executive Severance Plan.
(2)	Assumes that performance-based restricted stock units would vest at target level.
(3)	Includes the value of two additional years of employer contributions under the Company’s 401(k) Plan and Supplemental 401(k) Plan, pursuant to the terms of the Executive Severance Plan.
(4)	Includes an amount equal to 24 months of COBRA medical and dental coverage for Mr. Woody and 18 months of COBRA medical and dental coverage for the other named executive officers.
(5)	Benefits payable under the Company’s Severance Pay Plan.
(6)	Equals six months of COBRA medical coverage and outplacement services.
(7)	Balances in each executive’s accounts under the Company’s 401(k) Plan and Non-Qualified 401(k) Plan are excluded because the payout of those balances upon death is a benefit available to all U.S. salaried employees.
(8)	For death, includes the payment of benefits under the Company’s group life insurance plan (which is available to all U.S. salaried employees). For death and disability, assumes the Compensation Committee would approve payment under the Management Achievement Award Program for 2018 at the actual award level discussed in Compensation Discussion and Analysis.

The cost of continued coverage under the Company’s group life insurance plans has been excluded from the table because the benefit is available to all U.S. salaried employees and does not discriminate in scope or terms or operation in favor of our named executive officers. Figures also do not include benefits payable under the Company’s Long-Term Disability Plan (which is available to all U.S. salaried employees), the value of which would be dependent on the life span of the Company’s named executive officer and the value of any Company or government-provided income benefits received.

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RATIO OF CEO COMPENSATION TO MEDIAN EMPLOYEE COMPENSATION

The 2018 compensation disclosure ratio of the median annual total compensation of all Company employees worldwide to the annual total compensation of the Company’s CEO is as follows:

CATEGORY	2018 TOTAL COMPENSATION AND RATIO ($)
Annual total compensation of Mr. Woody (A)	7,157,268
Median annual total compensation of all employees worldwide (excluding Mr. Woody) (B)	5,820
Ratio of A to B	1,230:1

The Company identified the median employee by examining the following compensation elements for all individuals, excluding Mr. Woody: current base salary, 2017 bonus paid in 2018, grant date value of 2018 long-term grants, trailing 12 months of commissions, and overtime. The Company determined the median employee based on its workforce as of December 31, 2018, and included all full-time and part-time employees. After identifying the median employee, the Company calculated annual total compensation for such employee using the same methodology used for named executive officers as set forth in the Summary Compensation Table. The Company’s compensation disclosure ratio may not be comparable to those disclosed by other companies based on a number of factors, including differences in employee populations, different geographic distributions of employees, and the nature of the companies’ businesses.

50      2019 Proxy Statement

PROPOSAL 4.

APPROVAL OF EMPLOYEE STOCK PARTICIPATION PLAN

We are seeking your vote to approve our Employee Stock Purchase Plan, which we refer to as the “ESPP.” The ESPP was approved and adopted by our Board of Directors on February 21, 2019, subject to approval by the stockholders at the Annual Meeting, and will become effective upon receiving stockholder approval at that Meeting.

The purpose of the ESPP is to provide eligible employees of the Company and certain of its affiliates and subsidiaries an opportunity to use payroll deductions to purchase shares of our common stock and thereby acquire an ownership interest in the Company. The ESPP consists of two components: a 423 component, which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code (“Section 423”) (the “423 Component”), and a non-423 component (the “Non-423 Component”), which is not intended to qualify under Section 423.

The maximum aggregate number of shares of our common stock that may be purchased under the ESPP will be 1,000,000 shares, subject to adjustment as provided for in the ESPP. The share pool for the ESPP represents approximately 2% of the total number of shares of our common stock outstanding as of February 21, 2019.

SUMMARY OF MATERIAL TERMS OF THE ESPP

A summary of the material terms of the ESPP is set forth below. The summary is qualified in its entirety by reference to the full text of the ESPP, which is filed with this Proxy Statement as Appendix B.

Authorized Shares

Subject to adjustment as provided in the ESPP, a total of 1,000,000 shares of our Common Stock will be made available for sale under the ESPP. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capitalization, or other distribution with respect to our stockholders other than normal cash dividends, an automatic adjustment will be made in the number and kind of shares as to which outstanding options then unexercised will be exercisable, in the available shares reserved for sale under the ESPP, and in the purchase period limit, in order to maintain the proportionate interest of the participants before and after the event.

As of February 14, 2019, the closing price of our common stock on New York Stock Exchange was $47.31 per share.

Plan Administration

Our Compensation Committee will administer the ESPP, and will have full and exclusive authority to interpret the terms of the ESPP and determine eligibility to participate, subject to the conditions of the ESPP. The Board of Directors and the Compensation Committee are also authorized to adopt rules, procedures and subplans with respect to the Non-423 Component of the ESPP and for the operation of the ESPP in jurisdictions outside of the United States.

Eligibility

Generally, employees of the Company and any of its designated subsidiaries and affiliates are eligible to participate in the ESPP, subject to the procedural enrollment and other requirements in the ESPP. However, our Compensation Committee may, in its discretion, determine prior to the beginning of an offering period that employees will not be eligible to participate if they: (i) have not completed at least two years of service since their last hire date (or such lesser period of time as may be determined by our Compensation Committee in its discretion), (ii) customarily work not more than 20 hours per week (or such

2019 Proxy Statement      51

lesser period of time as may be determined by our Compensation Committee in its discretion), (iii) customarily work not more than five months per calendar year (or such lesser period of time as may be determined by our Compensation Committee in its discretion), or (iv) are highly compensated employee within the meaning of Section 414(q) of the Code.

No employee may be granted options to purchase shares of our Common Stock under the 423 Component of the ESPP if such employee (i) immediately after the grant would own capital stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock, or (ii) holds rights to purchase shares of our common stock under all of our employee stock purchase plans (as defined in Section 423) that accrue at a rate that exceeds $25,000 worth of shares of our common stock for each calendar year. Employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the ESPP or a specific offering if such participation is prohibited under applicable local law or would violate Section 423 of the Internal Revenue Code.

For purposes of the ESPP, designated subsidiaries include any subsidiary (within the meaning of Section 424(f) of the Code) of the Company that has been designated by our Compensation Committee as eligible to participate in the 423 Component of the ESPP and designated affiliates include any of our affiliates that have been designated by our Compensation Committee as eligible to participate in the Non-423 Component of the ESPP.

As of February 14, 2019, no more than approximately 1,135 U.S. employees, and no more than approximately 3,679 non-U.S. employees, would be eligible to participate in the ESPP.

Offering Periods

Pursuant to the terms of the ESPP, on the first trading day of an offering period, each eligible employee will be granted an option to purchase shares of our Common Stock on the last day of such offering period. Our Compensation Committee will determine the length of each offering period, provided that no offering period may exceed 27 months in length.

Contributions

The ESPP permits each participant to purchase shares of our common stock through payroll deductions of up to 25% of their eligible compensation; provided, however, that a participant may not purchase more than a specific maximum number of shares, which limit will be determined by our Compensation Committee prior to the commencement of the offering period. No interest will accrue on a participant’s contributions to the ESPP, unless required by law in certain jurisdictions. A participant may withdraw during the offering period and may decrease (but not increase) their contributions.

Purchases

Unless a participant terminates employment or withdraws from the ESPP or an offering period before the last trading day of an offering period, the participant’s option will automatically be exercised on the last trading day of each offering period. The number of shares of our Common Stock purchased will be determined by dividing the payroll contributions accumulated in the participant’s account by the applicable purchase price, subject to the maximum share limit discussed above. No fractional shares of our Common Stock will be purchased. Any contributions accumulated in a participant’s account which are not sufficient to purchase a full share of our Common Stock will be rolled over to the next offering period, without interest, or will be refunded to them, without interest.

Our Compensation Committee, will determine the purchase price of the shares, which will not be less than 85% of the lower of the fair market value of our common stock on the first trading day of each offering period or on the last trading day of each offering period (which we refer to as the “purchase date”).

Withdrawals; Termination of Employment

A participant may end their participation at any time during an offering period and all, but not less than all, of their accrued contributions not yet used to purchase shares of our common stock will be returned to them, or will be rolled over to the next offering period, without interest. If a participant withdraws from an offering period, they must re-enroll in the ESPP in order to re-commence participation.

52      2019 Proxy Statement

If a participant ceases to be an eligible employee for any reason, they will be deemed to have elected to withdraw from the ESPP and their contributions not yet used to purchase shares of our common stock will be returned to them.

Non-Transferability

A participant may not assign, transfer, pledge or otherwise dispose of in any way (other than by will or the laws of descent and distribution) their rights with regard to options granted under the ESPP or contributions credited to their account.

Corporate Transactions

The ESPP provides that in the event of a reorganization, merger, or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation (or survives as a direct or indirect subsidiary of such other constituent corporation or its parent), or upon a sale of substantially all of the property or stock of the Company to another corporation, a successor corporation may assume or substitute each outstanding option. If the successor corporation refuses to assume or substitute for the outstanding option, the offering period then in progress will be shortened, and a new purchase date will be set. The Company will notify each participant that the purchase date has been changed and that the participant’s option will be exercised automatically on the new purchase date unless prior to such date the participant has withdrawn from the offering period.

Amendment; Termination

Subject to applicable law, our Compensation Committee, in its sole discretion, may amend, suspend, or terminate the ESPP at any time and for any reason, without stockholder approval.

Our Compensation Committee may change the offering periods, designate separate offerings, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit contributions in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock for each participant properly correspond with contribution amounts, and establish such other limitations or procedures as our Compensation Committee determines in its sole discretion advisable that are consistent with the ESPP. Such modifications will not require stockholder approval or the consent of any ESPP participants.

The ESPP automatically will terminate on December 31, 2029, unless we terminate it sooner.

Sub-Plans

Consistent with the requirements of Section 423, our Compensation Committee may amend the terms of the ESPP, or an offering, or provide for separate offerings under the ESPP to, among other things, reflect the impact of local law outside of the United States as applied to one or more eligible employees of a designated subsidiary and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.

CERTAIN FEDERAL INCOME TAX EFFECTS

The following summary briefly describes U.S. federal income tax consequences of options granted under the ESPP, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the ESPP should consult their own professional tax advisors concerning tax aspects of options granted under the ESPP. The discussion below concerning tax deductions that may become available to the Company under U.S. federal tax law is not intended to imply that the Company will necessarily obtain a tax benefit from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to U.S. federal tax laws, and is not covered by the summary below.

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The 423 Component of the ESPP is intended to qualify as an “employee stock purchase plan” meeting the requirements of Section 423. Under these provisions, a participant will not recognize taxable income until they sell or otherwise dispose of the shares purchased under the ESPP. If a participant disposes of the shares acquired under the ESPP more than two years from the option grant date and more than one year from the date the stock is purchased, then the participant must treat as ordinary income the amount by which the lesser of (i) the fair market value of the shares at the time of disposition, or (ii) the fair market value of the shares at the option grant date, exceeds the purchase price. Any gain in addition to this amount will be treated as a capital gain. If a participant holds shares at the time of their death, the holding period requirements are automatically deemed to have been satisfied and they will realize ordinary income in the amount by which the lesser of (i) the fair market value of the shares at the time of death, or (ii) the fair market value of the shares at the option grant date exceeds the purchase price. The Company will not be allowed a deduction if the holding period requirements are satisfied.

If a participant disposes of shares before expiration of two years from the date of grant and one year from the date of exercise, then the participant must treat as ordinary income the excess of the fair market value of the shares on the purchase date over the purchase price. Any additional gain will be treated as long-term or short-term capital gain or loss, as the case may be. The Company will be allowed a deduction equal to the amount of ordinary income recognized by the participant.

The Non-423 Component of the ESPP does not qualify under the provisions of Section 423. Under the applicable Code provisions, a participant will recognize ordinary income at the time the shares are purchased measured as the excess of the fair market value of the shares purchased over the purchase price and the Company will be entitled to a corresponding deduction. Any additional gain or loss on the subsequent sale or disposition will be long-term or short-term capital gain or loss, depending on the capital gain holding period.

NEW PLAN BENEFITS

As of the date of this Proxy Statement, no employee has been granted any options under the proposed ESPP. Accordingly, the benefits to be received pursuant to the ESPP by the Company’s officers and employees are not determinable at this time.

The Board of Directors unanimously recommends a vote FOR approval of the Employee Stock Participation Plan.

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OTHER INFORMATION

SECURITY OWNERSHIP INFORMATION

The following table shows the number of shares of our common stock beneficially owned as of March 4, 2019, by each director and nominee, by each named executive officer, and by all directors, nominees and executive officers as a group.

NAME	NUMBER OF SHARES(1)(2)(3)(4)(5)	PERCENT OF CLASS
Gary D. Blackford	19,552	*
John P. Byrnes	19,580	*
Ronald W. Dollens	19,552	*
William A. Hawkins, III	18,928	*
Heidi Kunz	19,557	*
Patrick J. O’Leary	19,602	*
John R. Tushar	12,427	*
Maria Sainz	18,744	*
Arjun R. Sarker	8,241	*
Dr. Julie Shimer	19,552	*
Steven E. Voskuil	246,680	*
John W. Wesley	99,626	*
Joseph F. Woody	220,614	*
All directors, nominees and executive officers as a group (13 persons)	743,368	1.57%

*	Each director, nominee, and named executive officer owns less than one percent of the outstanding shares of our common stock.
(1)	Except as otherwise noted, the directors, nominees and named executive officers, and the directors, nominees and executive officers as a group, have sole voting and investment power with respect to the shares listed.
(2)	A portion of the shares owned by certain executive officers and directors may be held in margin accounts at brokerage firms. Under the terms of the margin account agreements, stocks and other assets held in these accounts may be pledged to secure margin obligations. As of the date of this proxy statement, none of the executive officers or directors has any outstanding margin obligations under any of these accounts.
(3)	Share amounts include unvested restricted share units granted to the following named executive officers under the Avanos Medical, Inc. Equity Participation Plan as indicated below. Amounts representing performance-based restricted share units (“PRSUs”) in the table below represent target levels for the awards. The PRSUs in the table below were granted on February 28, 2017 and February 27, 2018.

NAME	TIME-VESTED RESTRICTED SHARE UNITS (#)	PERFORMANCE-BASED RESTRICTED SHARE UNITS (#)
Joseph F. Woody	16,696	96,629
Steven E. Voskuil	0	39,291
John R. Tushar	3,557	4,268
John W. Wesley	0	24,134
Arjun R. Sarker	3,699	1,640

(4)	For each director who is not an officer or employee of the Company, share amounts include restricted share units granted under our Outside Directors’ Compensation Plan. These awards are restricted and may not be transferred, pledged or sold until the Outside Director retires from or otherwise terminates service on the Board.
(5)	Includes the following shares which could be acquired within 60 days of the date of this proxy statement:

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NAME	NUMBER OF SHARES
Joseph F. Woody	54,214
Steve E. Voskuil	44,959
John R. Tushar	4,602
John W. Wesley	26,845
Arjun R. Sarker	984
All directors, nominees and executive officers as a group (12 persons)	131,604

Our Corporate Governance Policies provide that, within five years of joining the Board, all Outside Directors should own an amount of our common stock or restricted share units at least equal in value to five times the annual Board cash compensation. For the purpose of these stock ownership guidelines, a director is deemed to own beneficially-owned shares as well as restricted share units (whether or not any applicable restrictions have lapsed).

The following table sets forth the information, as of December 31, 2018, regarding persons or groups known to us to be beneficial owners of more than five percent of our common stock.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED	PERCENTAGE OF COMMON STOCK OUTSTANDING
Blackrock, Inc(1) 55 East 52nd Street New York, NY 10055	5,441,296	11.5
T. Rowe Price Associates, Inc.(2) 100 E. Pratt Street Baltimore, MD 21202	5,007,266	10.5
The Vanguard Group(3) 100 Vanguard Boulevard Malvern, PA 19355	4,483,007	9.45
Dimensional Fund Advisors L.P.(4) Building One 6300 Bee Cave Road Austin, TX 78746	2,832,455	5.97

(1)	The address, number and percentage of shares of our common stock beneficially owned by Blackrock, Inc. (“Blackrock”) are based on Schedule 13G filed by Blackrock with the SEC on January 24, 2019. According to the filing, Blackrock had sole voting power with respect to 5,327,934 shares, sole dispositive power with respect to 5,441,296 shares, and did not have shared voting or dispositive power as to any shares.
(2)	The address, number and percentage of shares of our common stock beneficially owned by T. Rowe Price Associates, Inc. (“Price Associates”) are based on Schedule 13G filed by Price Associates with the SEC on February 14, 2019. According to the filing, Price Associates had sole voting power with respect to 1,210,642 shares, sole dispositive power with respect to 5,007,266 shares, and did not have shared voting or dispositive power as to any shares.
(3)	The address, number and percentage of shares of our common stock beneficially owned by The Vanguard Group are based on the Schedule 13G filed by The Vanguard Group with the SEC on February 7, 2018. According to the filing, The Vanguard Group had sole voting power with respect to 46,195 shares, sole dispositive power with respect to 4,435,282 shares, shared voting power with respect to 47,725 shares, and shared dispositive power with respect to 53,124 shares.
(4)	The address, number and percentage of shares of our common stock beneficially owned by Dimensional Fund Advisors L.P. are based on the Schedule 13G filed by Dimensional Fund Advisors L.P. with the SEC on February 8, 2019. According to the filing, Dimensional Fund Advisors L.P. had sole voting power with respect to 2,765,096 shares, sole dispositive power with respect to 2,832,455 shares, and did not have shared voting or dispositive power as to any shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, named executive officers, chief accounting officer, and any person beneficially owning more than 10 percent of our common stock to file reports with the SEC regarding their ownership of our stock and any changes in ownership. We maintain a compliance program to assist our directors, named executive officers and chief accounting officer in making these filings. Based solely on a review of the Section 16 forms filed with the SEC during 2018, and certifications from our named executive officers, directors, and chief accounting officer that no other reports were required for them, we believe that our named executive officers, directors, and chief accounting officer and persons who beneficially own more than 10 percent of our common stock timely complied with their filing requirements for 2018.

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TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions. The Board has adopted written procedures for reviewing any transactions between the Company and certain “related persons” that involve amounts above certain thresholds. The SEC requires that our proxy statement disclose these “related person transactions.” A related person is defined under the SEC’s rules and includes our directors, named executive officers and five percent stockholders.

The Board’s procedures provide that:

•	The Governance Committee is best suited to review, approve and ratify related person transactions involving any director, nominee for director, any five percent stockholder, or any of their immediate family members or related firms.
•	The Audit Committee is best suited to review, approve and ratify related person transactions involving named executive officers (or their immediate family members or related firms), other than any executive officer that is also a Board member.
•	Either Committee may, in its sole discretion, refer its consideration of related person transactions to the full Board.

Each director, director nominee and named executive officer is required to promptly provide written notification of any material interest that he or she (or an immediate family member) has or will have in a transaction with the Company. Based on a review of the transaction, a determination will be made as to whether the transaction constitutes a related person transaction under the SEC’s rules. As appropriate, the Governance Committee or the Audit Committee will then review the terms and substance of the transaction to determine whether to ratify or approve the related person transaction.

In determining whether the transaction is consistent with the Company’s best interest, the Governance Committee or the Audit Committee may consider any factors deemed relevant or appropriate, including:

•	Whether the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party;
•	Whether the transaction constitutes a conflict of interest under our Code of Conduct, the nature, size or degree of any conflict, and whether mitigation of the conflict is feasible;
•	The impact of the transaction on a director’s independence; and
•	Whether steps have been taken to ensure fairness to the Company.

2018 Related Person Transactions. Based on SEC rules, the Board’s procedures, and the factors listed above, there were no related party transactions in 2018.

STOCKHOLDERS SHARING THE SAME HOUSEHOLD

As permitted by SEC rules, multiple stockholders sharing the same address who hold their stock through a bank, broker, or other holder of record may receive a single copy of our annual report to stockholders and this proxy statement. Upon written or oral request, we will promptly deliver a separate copy of the annual report to stockholders and this proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. Please contact Stockholder Services by mail at 5405 Windward Parkway, Suite 100 South, Alpharetta, GA 30004, by telephone at 678-425-9273, or by e-mail at stockholder.services@avanos.com. In addition, any stockholder who wants to receive separate copies of the proxy statement or the annual report to stockholders in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder.

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2019 STOCKHOLDER PROPOSALS

Proposals by stockholders for inclusion in our proxy statement and form of proxy pursuant to SEC Rule 14a-8 for the Annual Meeting of Stockholders to be held in 2020 should be addressed to the Corporate Secretary, Avanos Medical, Inc. 5405 Windward Parkway, Suite 100 South, Alpharetta, GA 30004, and must be received at this address no later than November 11, 2019; provided that if the date of the 2020 Annual Meeting of Stockholders is more than 30 days before or after April 25, 2020 (the anniversary date of the 2019 Annual Meeting), the deadline will be a reasonable time before we begin to print and send our proxy materials to stockholders. Upon receipt of a proposal, we will determine whether or not to include the proposal in the proxy statement and form of proxy in accordance with applicable law. It is suggested that proposals be forwarded by certified mail, return receipt requested.

STOCKHOLDER NOMINATIONS FOR BOARD OF DIRECTORS

Under our By-Laws, a stockholder who wishes to nominate a candidate for election to the Board is required to give written notice to our Corporate Secretary at our principal executive offices. We must receive this notice at least 90 days, but not more than 120 days, before the anniversary of the prior year’s Annual Meeting of stockholders (unless the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date, in which case the notice must be received at least 90 days, but not more than 120 days, before the annual meeting date; or if we give less than 100 days’ notice of the annual meeting date, in which case the notice must be received within 10 days after the meeting date is announced). For a special meeting, we must receive the written nomination at least 90 days, but not more than 120 days, before the special meeting date (unless we give less than 100 days’ notice of the special meeting date, in which case the notice must be received within 10 days after the meeting date and the nominees proposed by the Board to be elected at the meeting are announced).

Our By-Laws specify information that the notice must contain about both the nominee and the nominating stockholder, including information sufficient to allow the Governance Committee to determine if the candidate meets the director nominee criteria described in this proxy statement.

The notice must contain:

•	the name and address of the nominating stockholder;
•	information about certain Company stock holdings of the nominating stockholder, including shares of stock, derivative holdings, arrangements under which the nominating stockholder has a right to vote shares, short interests, dividend rights that are separated or separable from the underlying shares, shares held through general or limited partnerships, and certain performance-related fees;
•	information about any interests of the nominating stockholder in contracts with the Company, its affiliates or principal competitors, as well as any significant equity interests, derivative holdings, or short interests in the Company’s principal competitors;
•	as to the nominee and the nominating stockholder, any information that would be required to be disclosed in connection with a proxy solicitation (and whether a proxy solicitation will be conducted);
•	information about certain related-person transactions, contact and related information regarding the nominee; and
•	information about any compensation and other understandings during the past three years, and other material relationships, between the nominating stockholder and the nominee.

The notice must be accompanied by each nominee’s written consent to being named in the proxy statement and to serving as a director if elected, and a completed and signed questionnaire, representation and agreement as required by our By-Laws.

A nomination that does not comply with the requirements set forth in our By-Laws will not be considered for presentation at the annual meeting, but will be considered by the Governance Committee for any vacancies arising on the Board between annual meetings in accordance with the process described in “Proposal 1. Election of Directors — Process and Criteria for Nominating Directors.”

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ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

Our By-Laws require advance notice for any business to be brought by a stockholder before a meeting of stockholders. In general, for business to be properly brought before an annual meeting by a stockholder (other than in connection with the election of directors; see “Other Information — Stockholder Nominations for Board of Directors”, and other than pursuant to SEC Rule 14a-8), written notice of the stockholder proposal must be received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of stockholders (unless the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date, in which case the notice must be received at least 90 days, but not more than 120 days, before the annual meeting date; or if we give less than 100 days’ notice of the annual meeting date, the notice must be received within 10 days after the meeting date is announced). For the 2020 Annual Meeting, our Corporate Secretary must receive the proposal, which must conform to the notice requirements in our By-Laws, between December 26, 2019 and January 27, 2020.

Under our By-Laws, the stockholder’s notice to the Corporate Secretary must contain certain information regarding the stockholder, including name and address, shares held, derivative positions, dividend rights that are separate or separable from the underlying shares and certain performance-related fees. Additional information concerning the advance notice requirements and a copy of our By-Laws may be obtained from the Corporate Secretary of the Company at the address provided below. A copy of our By-Laws is also available in the Investors section of our website at www.avanos.com.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K may be obtained without charge by: writing to Avanos Medical, Inc., Attn: Corporate Secretary, 5405 Windward Parkway, Suite 100 South, Alpharetta, Georgia 30004; accessing the Investors section of our website at www.avanos.com; or accessing the SEC’s EDGAR database at www.sec.gov.

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OTHER MATTERS TO BE PRESENTED AT THE ANNUAL MEETING

Our management does not know of any other matters to be presented at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

Avanos Medical, Inc.	By Order of the Board of Directors.
5405 Windward Parkway, Suite 100 South
Alpharetta, Georgia 30004 Telephone (678) 425-9273 March 15, 2019
Ross Mansbach Vice President — Deputy General Counsel Corporate
Secretary

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APPENDIX A

RECONCILICATIONS OF NON-GAAP FINANCIAL MEASURES

Adjusted net sales, adjusted net income, adjusted diluted earnings per share and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) are financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures.

Adjusted Net Sales

Adjusted Net Sales is on a constant-currency basis and is adjusted to eliminate sales to Kimberly-Clark, corporate sales, incremental net sales from Cool Systems, our recent acquisition in 2018 and incremental net sales from Corpak in 2017.

YEAR ENDED DECEMBER 31,	2018
Net sales, as reported	$652.3
Sales from Discontinued Operations	—
Corporate sales and other	0.4
Acquisition-related net sales	(18.5)
Currency	0.2
Net Sales, as adjusted (non-GAAP)	$634.4

Adjusted net income and adjusted diluted earnings per share exclude the following items, as applicable, for the relevant time periods indicated in the following non-GAAP reconciliation to the most directly comparable GAAP financial measures:

•	Restructuring and IT transformation costs.
•	Expenses associated with the divestiture of the S&IP business and post-Divestiture transition costs.
•	The gain on the Divestiture of the S&IP business.
•	Early-extinguishment loss associated with the retirement of our Term Loan B.
•	Certain charges related to acquisitions.
•	Expenses associated with certain legal matters.
•	Charges or gains associated with policy changes.
•	Expenses associated with the amortization of intangible assets related to prior business acquisitions.
•	Impact of tax reform or tax regulatory changes.

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The reconciliation of adjusted net income and adjusted diluted earnings per share to the most directly comparable GAAP measures, which are net income and diluted earnings per share, is presented in the following table (in millions, except per share amounts):

YEAR ENDED DECEMBER 31,	2018	2017
Net income, as reported	$57.5	$79.3
Diluted EPS, as reported	$1.22	$1.69
Restructuring and IT charges	12.0	3.2
Post-Divestiture transition charges	7.5	—
Divestiture-related charges	12.9	12.4
Gain on Divestiture	(26.3)	—
Term Loan B retirement loss	3.2	—
Acquisition-related charges	1.0	4.7
Spin-related transition charges	—	(0.6)
Litigation and legal	11.9	12.8
Policy changes	—	(5.0)
Intangibles amortization	15.3	13.4
Regulatory tax changes	(3.9)	(10.1)
Net income, as adjusted (non-GAAP)	$91.1	$110.1
Diluted EPS, as adjusted (non-GAAP)	$1.93	$2.35
Diluted weighted average shares outstanding	47.2	46.8

Adjusted EBITDA

Adjusted EBITDA excludes the following items, as applicable, for the relevant time periods indicated in the following non-GAAP reconciliation to the most directly comparable GAAP financial measures:

•	Restructuring and IT transformation costs.
•	Expenses associated with the divestiture of the S&IP business and post-Divestiture transition costs.
•	The gain on the Divestiture of the S&IP business.
•	Incremental results of operations and certain charges related to acquisitions.
•	Expenses associated with certain legal matters.

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The reconciliation of adjusted EBITDA to the most directly comparable GAAP measures, which is net income, is presented in the following table (in millions):

YEAR END AS OF DECEMBER 31,	2018
Net income, as reported	$57.5
Interest income and expense, net	18.6
Income tax provision	65.5
Depreciation and amortization	33.5
EBITDA, as reported	$175.1
Restructuring and IT charges	15.7
Post-Divestiture transition charges	9.2
Divestiture-related charges	17.4
Gain on Divestiture	(89.9)
Acquisition-related	(0.6)
Spin-related transition charges	—
Litigation and legal	15.6
Policy changes	—
Adjusted EBITDA	$142.5

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APPENDIX B

AVANOS MEDICAL, INC.

EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries and Designated Affiliates with an opportunity to purchase shares of Common Stock through accumulated Contributions. This Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is the intention of the Company to have the 423 Component qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the 423 Component, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of options under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such options shall be granted pursuant to rules, procedures or subplans adopted by the Committee designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will be operated and administered in the same manner as the 423 Component.

2. Definitions.

(a) “Administrator” means the Committee or, subject to Applicable Laws, one or more of the Company’s officers or management team appointed by the Board or Committee to administer the day-to-day operations of the Plan.

(b) “Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards and the related issuance of shares of Common Stock under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any Exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. jurisdiction where options to purchase shares of Common Stock are, or will be, granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(f) “Committee” means the Compensation Committee of the Board, or any subcommittee referred to in Section 14(d).

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means Avanos Medical, Inc., a Delaware corporation, or any successor thereto.

(i) “Compensation” shall be defined from time to time by the Committee in its sole discretion with respect to any Offering Period. Except as otherwise defined by the Committee from time to time in its sole discretion, “Compensation” means wages and salary. Except as otherwise determined by the Committee, “Compensation” does not include: (1) any bonuses or commissions, (2) overtime pay and regularly paid wage premiums (such as evening or shift premiums), (3) any amounts contributed by the Company or a Designated Subsidiary or Designated Affiliate to any pension plan, (4) any automobile or relocation allowances (or reimbursement for any such expenses), (5) any amounts realized from the exercise of any stock options or other equity incentive awards, (6) any amounts paid by the Company or a Designated Subsidiary or Designated Affiliate for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or

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perquisites, or paid in lieu of such benefits, or (7) other similar forms of extraordinary compensation. The Administrator shall have the discretion to determine the application of this definition to employees outside the United States.

(j) “Contributions” means the payroll deductions or, if permitted by the Administrator to comply with non-U.S. requirements, amounts contributed to the Plan via cash, check or other means, used to fund the exercise of options granted pursuant to the Plan.

(k) “Designated Affiliate” means any Affiliate that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Non-423 Component.

(l) “Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the 423 Component.

(m) “Designated Percent” means the percentage of Fair Market Value determined by the Administrator for purposes of determining the Purchase Price.

(n) “Effective Date” means the date that the Company’s stockholders approve the Plan.

(o) “Eligible Employee” means (i) any individual who is an employee providing services to the Company or a Designated Subsidiary, or (ii) any individual who is an employee providing services to the Company or any Designated Affiliate, unless any such employee is specifically excluded by the Administrator from participation. The Administrator, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date in an Offering, determine that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), or (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, provided that any such exclusion is applied with respect to each Offering in a uniform manner to all similarly-situated employees who otherwise would be Eligible Employees for that Offering. For purposes of the 423 Component, the employment relationship shall be treated as continuing intact while the individual is on military or sick leave or other bona fide leave of absence approved by the Company or the Designated Subsidiary so long as the leave does not exceed three (3) months or if longer than three (3) months, the individual’s right to reemployment is provided by statute or has been agreed to by contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence. The employment relationship shall be treated as continuing intact where an Eligible Employee transfers employment between the Company, Designated Subsidiaries and/or Designated Affiliates; provided, however, that an individual who is not employed by the Company or a Designated Subsidiary on the Offering Date and through a date that is no more than three (3) months prior to the Exercise Date will participate only in the Non-423 Component unless the individual continues to have a right to reemployment with the Company or a Designated Subsidiary provided by statute or contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence. The Administrator shall establish rules to govern other transfers into the 423 Component, and between any separate Offerings established thereunder, consistent with the applicable requirements of Section 423 of the Code.

(p) “Exchange” means any national securities exchange or national market system on which the Stock may from time to time be listed or traded.

(q) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(r) “Exercise Date” means the last Trading Day of the Offering Period.

(s) “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, (i) if the Common Stock is listed or traded on any Exchange, the closing price for such Common Stock (or the closing bid, if no sales were reported) as quoted on such Exchange (or the Exchange with the greatest volume of trading in the Common Stock) for the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the

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Administrator deems reliable; (ii) if the Common Stock is quoted on the over-the-counter market or is regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of the Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the Administrator deems reliable, or (iii) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined by such other method as the Administrator determines in good faith to be reasonable.

(t) “Maximum Share Amount” means the maximum number of shares of Common Stock that a Participant may purchase on any given Exercise Date, as determined by the Committee in its sole discretion prior to the commencement of the Offering Period.

(u) “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

(v) “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period. For purposes of this Plan, the Committee may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Designated Subsidiaries or Designated Affiliates will participate, even if the dates of the applicable Offering Periods of each such Offering are identical.

(w) “Offering Date” means the first Trading Day of each Offering Period.

(x) “Offering Periods” means the period of time during which offers to purchase shares of Common Stock are outstanding under the Plan. The Committee shall determine the length of each Offering Period, which need not be uniform; provided that no Offering Period shall exceed twenty-seven (27) months in length. No voluntary payroll deductions shall be solicited until after the effective date of a registration statement on Form S-8 filed under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Participant” means an Eligible Employee that participates in the Plan.

(aa) “Plan” means this Avanos Medical, Inc. Employee Stock Purchase Plan, including both the 423 Component and the Non-423 Component.

(bb) “Purchase Price” means the Designated Percent of the Fair Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower. The Administrator may change the Designated Percent for any Offering Period but in no event shall the Designated Percent be less than eighty-five percent (85%). Such Purchase Price may be established by the Committee by any manner or method the Committee determines, pursuant to Section 14, and subject to (i) with respect to the 423 Component, compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or Exchange rule) or (ii) with respect to the Non-423 Component, pursuant to such manner or method as determined by the Committee to comply with applicable local law.

(cc) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(dd) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ee) “Trading Day” means a day on which the New York Stock Exchange is open for trading.

(ff) “U.S.” means United States.

(gg) “U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation

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promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3. Eligibility.

(a) Offering Periods. Any Eligible Employee on a given Offering Date will be eligible to participate in the Plan, subject to the requirements of Section 5, provided, however, that employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

(b) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the 423 Component of the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand U.S. dollars (USD 25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

4. Offering Periods. Within the limitations set forth in Section 2(x), the Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) without stockholder approval. Any such change shall be announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation. An Eligible Employee may become a participant in the Plan by following an electronic or other enrollment procedure as may be established by the Administrator from time to time.

6. Contributions.

(a) At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions made on each pay day during the Offering Period in an amount not exceeding twenty-five percent (25%) of the Compensation which he or she receives on each pay day during the Offering Period. The Administrator may permit Eligible Employees participating in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means to comply with non-U.S. requirements, provided, that such contributions shall not exceed twenty-five percent (25%) of the Compensation received each pay period, during the Offering Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b) Payroll deductions or contributions, as applicable, for a Participant will commence on the first pay day following the Offering Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

(c) All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages only.

(d) Subject to Applicable Laws, a Participant may discontinue his or her participation in the Plan as provided in Section 10 by completing any forms and following any procedures (including specified deadlines) established by the Administrator or its designee. The change will become effective as soon as administratively practicable after receipt.

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a Participant’s Contributions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code, Contributions will recommence at the rate originally elected by the Participant

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effective as of the beginning of the first Offering Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(f) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or its Subsidiary’s or Affiliate’s federal, state, local or any other tax liability payable to any authority, national insurance, social security, payment-on-account or other tax obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs), including, for the avoidance of doubt, any liability of the Participant to pay an employer tax or social insurance contribution obligation, which liability has been shifted to the Participant as a matter of law or contract. At any time, the Company or its Subsidiary or Affiliate, as applicable, may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or its Subsidiary or Affiliate, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or its Subsidiary or Affiliate, as applicable, any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or its Subsidiary or Affiliate, as applicable, may (i) withhold from the proceeds of the sale of Common Stock, (ii) withhold a sufficient whole number of shares of Common Stock otherwise issuable following purchase having an aggregate fair market value sufficient to pay applicable withholding obligations, or (iii) may withhold by any other means set forth in the applicable subscription agreement.

7. Grant of Option. On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated during such Offering Period prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Offering Period more than the Maximum Share Amount, subject to adjustment pursuant to Section 19(a), and provided further that such purchase will be subject to the limitations set forth in Sections 3(b) and 13. The Eligible Employee may accept the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account; provided that in no event will an Eligible Employee be permitted to purchase during each Offering Period more than the Maximum Share Amount, subject to adjustment pursuant to Section 19(a), and provided further that such purchase will be subject to the limitations set forth in Sections 3(b) and 13. No fractional shares of Common Stock will be purchased. Any Contributions accumulated in a Participant’s account which are not sufficient to purchase a full share will, at the discretion of the Administrator, be refunded to the Participant, without interest, or be retained in the Participant’s account for the subsequent Offering Period. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) In the event that the number of shares of Common Stock to be purchased by all Participants in any Offering Period exceeds the number of shares of Common Stock then available for issuance under the Plan, (i) the Company shall make a pro rata allocation of the remaining shares of Common Stock in as uniform a manner as shall be practicable and as the Committee shall, in its sole discretion, determine to be equitable and (ii) all funds not used to purchase shares of Common Stock on the Exercise Date shall be returned, without interest to the Participants.

9. Delivery. By enrolling in the Plan, each Participant shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Company. As soon as reasonably

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practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company shall arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option to the Participant’s brokerage or Plan share account in a form determined by the Company. Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Common Stock issued in connection with any purchase under the Plan, and instead such shares of Common Stock shall be recorded in the books of the brokerage firm or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm.

10. Withdrawal.

(a) A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by following an electronic or other withdrawal procedure determined by the Administrator from time to time. All of the Participant’s Contributions credited to his or her account will, at the discretion of the Administrator, (i) be retained in Participant’s account and used to purchase shares of Common Stock at the next Exercise Date, or (ii) be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s options for the Offering Period shall be terminated automatically, and no further payroll deductions or contributions for the purchase of shares of Common Stock shall be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan as prescribed by the Administrator from time to time.

(b) A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

11. Termination of Employment. Unless otherwise determined by the Administrator, upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated. Unless determined otherwise by the Administrator in a manner that is permitted by, and compliant with, Section 423 of the Code, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Subsidiary or Designated Affiliate shall not be treated as terminated under the Plan.

12. Interest. No interest will accrue on the Contributions of a Participant in the Plan, except as may be required by applicable law, as determined by the Administrator.

13. Stock. Subject to adjustment as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 1,000,000 shares of Common Stock. The limitation set forth in this section may be used to satisfy purchases of shares of Common Stock under either the 423 Component or the Non-423 Component of the Plan.

14. Administration.

(a) Unless otherwise designated by the Board, the Committee shall serve as the Administrator. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to designate Subsidiaries or Affiliates as participating in the Plan, to determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees shall participate in the 423 Component or the Non-423 Component and which entities shall be Designated Subsidiaries or Designated Affiliates, and to establish such procedures that it deems necessary for the administration of the Plan. Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and subplans,

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which, for purposes of the Non-423 Component, may be outside the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements.

(b) Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties, including the Company, Designated Subsidiary, Designated Affiliate, Participant, Eligible Employee, or any beneficiary of such person, as applicable.

(c) To the extent allowable pursuant to applicable law, each member of the Board, the Committee, the Administrator or any employee of the Company, a Designated Subsidiary, or a Designated Affiliate (each such person, a “Covered Person”) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Covered Person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she has acted in accordance with his or her duties and responsibilities to the Company under applicable law, and provided that he or she gives the Company an opportunity, at its own expense, to handle and defend any claim, action, suit, or proceeding to which he or she is a party before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Covered Persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(d) To the extent not prohibited by Applicable Law, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, the Administrator or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, reference to the Committee will be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 14(d).

15. Designation of Beneficiary.

(a) If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) Such designation of beneficiary, if permitted, may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations will be in such form and manner as the Administrator may designate from time to time.

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16. Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17. Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions, except as may be required by applicable local law, as determined by the Administrator. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to the Plan, although Participants in specified Offerings may have additional rights where required under local law, as determined by the Administrator.

18. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19. Adjustments; Dissolution or Liquidation; Corporate Transactions.

(a) Adjustments. Subject to any required action by the stockholders of the Company, the maximum number of shares of Common Stock that shall be made available for sale under the Plan, the maximum number of shares of Common Stock that each Participant may purchase during the Offering Period pursuant to the Maximum Share Amount or over a calendar year under the USD 25,000 limitation (pursuant to Section 3(b)) and the per share price used to determine the Purchase Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any nonreciprocal transaction between the Company and its stockholders, (such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend), that affects the Common Stock (or other securities of the Company) or the price of shares of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding options. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Certain Corporate Transactions. In the event of a reorganization, merger, or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation (or survives as a direct or indirect subsidiary of such other constituent corporation or its parent), or upon a sale of substantially all of the property or stock of the Company to another corporation, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

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20. Amendment or Termination.

(a) Subject to any applicable law or government regulation and to the rules of any Exchange or quotation system on which the shares of Common Stock may be listed or quoted, the Plan may be amended, modified, suspended or terminated by the Board without the approval of the stockholders of the Company. Except as provided in Section 19, no amendment may make any change in any option previously granted which adversely affects the rights of any Participant or any beneficiary (as applicable) without the consent of the affected Participant or beneficiary. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or Exchange rule), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.

(b) Without stockholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator or its delegate, to the extent permitted under the terms of the Plan, applicable law, the Bylaws of the Company and under the Committee charter, may change the Offering Periods, limit the frequency or number of changes in the amount withheld during an Offering Period, establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee deems appropriate.

21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of U.S. and non-U.S. law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any Exchange, and will be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Notification of Sale of Shares of Common Stock. Each Participant shall give the Administrator prompt notice of any disposition of Common Stock acquired pursuant to the option granted under the Plan in accordance with such procedures as may be established by the Administrator. The Administrator may require that until such time as a Participant disposes of shares of Common Stock acquired pursuant to the option granted under the Plan, the Participant shall hold all such shares of Common Stock in the Participant’s name and with a third-party broker/administrator designated by the Company until the lapse of any time period(s) established by the Administrator.

24. Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all shares of Common Stock acquired pursuant to the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant.

25. Code Section 409A; Tax Qualification.

(a) Options granted under the 423 Component are exempt from the application of Section 409A of the Code. Options granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Section 23(b), options granted to U.S. taxpayers under the Non-423 Component are subject to such terms and conditions that will permit such options to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares of Common Stock subject to an option

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be delivered within the short-term deferral period. Subject to Section 23(b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Company determines that an option or the exercise, payment, settlement or deferral is subject to Section 409A of the Code, the option shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Anything in the foregoing to the contrary notwithstanding, the Company shall have no liability to a Participant or any other party if the option that is intended to be exempt from, or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Company with respect thereto.

(b) Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the U.S. or jurisdictions outside of the U.S. or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 26(a). The Company is not constrained in its corporate activities by any potential negative tax impact on Participants under the Plan.

26. Term of Plan. The Plan will be effective as of the Effective Date and will continue in effect through the tenth (10th) anniversary thereof, unless sooner terminated under Section 20.

27. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

28. Governing Law and Jurisdiction. The Plan shall be governed by, and construed in accordance with, the laws of the U.S. State of Delaware (except its choice-of-law provisions). The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to) this Plan shall be exclusively in the courts in the U.S. State of Delaware, including the U.S. federal courts located therein (should federal jurisdiction exist).

29. No Right to Employment. Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company, a Subsidiary or an Affiliate, as applicable. Furthermore, the Company, a Subsidiary or an Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

30. Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

31. Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

2019 Proxy Statement      73

AVANOS

5405 Windward Parkway
Suite 100 South
Alphareta, GA 30004

www.avanos.com

AVANOS MEDICAL, INC. 5405 WINDWARD PARKWAY ALPHARETTA, GA 30004

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 24, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 24, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your below proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. In order for your mailed proxy to be voted at the meeting, it must be received by the company at the address set forth in the proxy statement by close of business on April 24, 2019.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E58185-P17816	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVANOS MEDICAL, INC.
The Board of Directors recommends a vote FOR all nominees in Proposal 1 and FOR Proposals 2, 3, and 4.

1.	Election of Class I Directors (Serving until the Annual Meeting in 2022).

	Nominees:			For		Withhold

	1a.	John Byrnes		☐		☐

	1b.	Maria Sainz		☐		☐

	1c.	Dr. Julie Shimer		☐		☐

									For	Against	Abstain

2.	Ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company’s 2019 financial statements.								☐	☐	☐

3.	Advisory vote to approve named executive officer compensation.								☐	☐	☐

4.	Approval of the Company's Employee Stock Purchase Plan.								☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.						☐
				Yes	No
Please indicate if you plan to attend this meeting.				☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

2019 Annual Meeting Admission Ticket
2019 Annual Meeting of
Avanos Medical, Inc. Stockholders

April 25, 2019
9:00 a.m. Eastern Time
5405 Windward Parkway
Alpharetta, GA 30004

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E58186-P17816

Proxy — Avanos Medical, Inc.

Notice of 2019 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – April 25, 2019

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on April 25, 2019.

The Avanos Medical, Inc. Proxy Statement, Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and this proxy card are available at www.proxyvote.com.

Joe Woody, Steve Voskuil, and John Wesley, or any of them, with full power of substitution to each, hereby are appointed proxies and are authorized to vote, as specified on the reverse side of this card, all shares of common stock that the undersigned is entitled to vote at the Annual Stockholders Meeting of Avanos Medical, Inc., to be held at the Company's headquarters, 5405 Windward Parkway, Alpharetta, GA 30004, on April 25, 2019 at 9:00 a.m. Eastern Time and at any postponement or adjournment thereof. The undersigned hereby revokes any other proxy previously executed by the undersigned for the Annual Stockholders Meeting and acknowledges receipt of notice of the Annual Stockholders Meeting and the proxy statement. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or at any postponement or adjournment thereof.

IF YOU RETURN THIS PROXY AND NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2-4. IF YOU PREFER TO VOTE SEPARATELY ON INDIVIDUAL PROPOSALS YOU MAY DO SO BY MARKING THE APPROPRIATE BOXES AND SIGNING AND DATING ON THE REVERSE SIDE. This proxy, when properly executed, will be voted as you direct on the reverse side.

Please date, sign and return this proxy/voting instruction card promptly. If you own shares directly and plan to attend the Annual Stockholders Meeting, please so indicate in the space provided on the reverse side. To attend the Annual Meeting and vote these shares in person, please see “Attending the Annual Meeting” and “How to Vote” in the Avanos Medical, Inc. proxy statement.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE RETURN THIS CARD IN THE SELF-ADDRESSED ENVELOPE PROVIDED.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Items to be voted appear on reverse side.)